REDUCING REVOLVING LOAN AGREEMENT



                   Dated as of May 25, 1994



                            among



                 MIRAGE RESORTS, INCORPORATED
                   THE MIRAGE CASINO-HOTEL
                    TREASURE ISLAND CORP.
                          MR REALTY
                           MH, INC.



                    THE BANKS HEREIN NAMED



    BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                    BANKERS TRUST COMPANY
 THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY
                      SOCIETE GENERALE,
                         as Co-Agents



                             and



                   BANK OF AMERICA NATIONAL
  TRUST AND SAVINGS ASSOCIATION, as Administrative Co-Agent















                          EXHIBIT 99


                      TABLE OF CONTENTS
(S>

                                                                   Page

Article 1         DEFINITIONS AND ACCOUNTING TERMS                    1

          1.1     Defined Terms                                       1
          1.2     Use of Defined Terms                               39
          1.3     Accounting Terms                                   40
          1.4     Rounding                                           40
          1.5     Exhibits and Schedules                             40
          1.6     References to "Borrowers and their Subsidiaries"   40
          1.7     Miscellaneous Terms                                40

Article 2         LOANS                                              41

          2.1     Committed Loans-General                            41
          2.2     Alternate Base Rate Loans                          42
          2.3     Eurodollar Rate Loans                              43
          2.4     Competitive Advances                               43
          2.5     Letters of Credit                                  47
          2.6     Voluntary Reduction of Commitment                  51
          2.7     Contingent Reduction of Commitment                 51
          2.8     Special Reduction of Commitment                    51
          2.9     Optional Termination of Commitment                 52
          2.10    Administrative Co-Agent's Right to Assume
                  Funds Available for Advances                       52
          2.11    Swing Line                                         53

Article 3         PAYMENTS AND FEES                                  55

          3.1    Principal and Interest                              55
          3.2    Arrangement Fee                                     57
          3.3    Upfront Fees                                        57
          3.4    Commitment Fees                                     57
          3.5    Letter of Credit Fees                               57
          3.6    Agency Fees                                         58
          3.7    Increased Commitment Costs                          58
          3.8    Eurodollar Costs and Related Matters                59
          3.9    Late Payments                                       63
          3.10   Computation of Interest and Fees                    63
          3.11   Non-Banking Days                                    63
          3.12   Manner and Treatment of Payments                    64
          3.13   Funding Sources                                     65
          3.14   Failure to Charge Not Subsequent Waiver             65
          3.15   Administrative Co-Agent's Right to Assume
                 Payments Will be Made by Borrowers                  66
          3.16   Fee Determination Detail                            66
          3.17   Survivability                                       66




Article 4        REPRESENTATIONS AND WARRANTIES                      67

          4.1    Existence and Qualification; Power; Compliance
                 With Laws                                           67
          4.2    Authority; Compliance With Other Agreements and
                 Instruments and Government Regulations              67
          4.3    No Governmental Approvals Required                  68
          4.4    Subsidiaries                                        68
          4.5    Financial Statements                                69
          4.6    No Other Liabilities; No Material Adverse Changes   70
          4.7    Title to Property                                   70
          4.8    Intangible Assets                                   70
          4.9    Public Utility Holding Company Act                  70
          4.10   Litigation                                          70
          4.11   Binding Obligations                                 71
          4.12   No Default                                          71
          4.13   ERISA                                               71
          4.14   Regulations G, T, U and X; Investment Company Act   71
          4.15   Disclosure                                          72
          4.16   Tax Liability                                       72
          4.17   Projections                                         72
          4.18   Hazardous Materials                                 72
          4.19   Developed Properties                                73
          4.20   Gaming Laws                                         73
          4.21   Security Interests                                  73

Article 5        AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION
                 AND REPORTING REQUIREMENTS)                         74

          5.1    Payment of Taxes and Other Potential Liens          74
          5.2    Preservation of Existence                           74
          5.3    Maintenance of Properties                           74
          5.4    Maintenance of Insurance                            75
          5.5    Compliance With Laws                                75
          5.6    Inspection Rights                                   75
          5.7    Keeping of Records and Books of Account             75
          5.8    Compliance With Agreements                          76
          5.9    Use of Proceeds                                     76
          5.10   The Mirage/TI Property                              76
          5.11   Other Future Collateral                             77
          5.12   New Significant Subsidiaries                        77
          5.13   Hazardous Materials Laws                            77
          5.14   Pledge Agreement (Gaming)                           78
          5.15   Water Permit Rights                                 78




Article 6        NEGATIVE COVENANTS                                  79

          6.1    Prepayment of Indebtedness                          79
          6.2    Payment of Subordinated Obligations                 79
          6.3    Disposition of Property                             80
          6.4    Mergers                                             82
          6.5    Hostile Acquisitions                                83
          6.6    Distributions                                       83
          6.7    ERISA                                               83
          6.8    Change in Nature of Business                        84
          6.9    Liens, Negative Pledges and Rights of Others        84
          6.10   Indebtedness and Guaranty Obligations               85
          6.11   Transactions with Affiliates                        87
          6.12   Tangible Net Worth                                  87
          6.13   Interest Charge Coverage                            88
          6.14   Leverage Ratio                                      88
          6.15   Capital Expenditures                                88
          6.16   New Venture Capital Expenditures                    90
          6.17   New Venture Investments                             90
          6.18   Investments                                         91
          6.19   Subsidiary Indebtedness                             93
          6.20   Significant Subsidiaries                            93
          6.21   The Spin-Off Companies                              93

Article 7        INFORMATION AND REPORTING REQUIREMENTS              94

          7.1    Financial and Business Information                  94
          7.2    Compliance Certificates                             98

Article 8        CONDITIONS                                          99

          8.1    Initial Advances, Etc.                              99
          8.2    Any Increasing Advance, Etc.                       102
          8.3    Any Advance                                        103

Article 9        EVENTS OF DEFAULT AND REMEDIES UPON EVENT
                 OF DEFAULT                                         104

          9.1    Events of Default                                  104
          9.2    Remedies Upon Event of Default                     106

                                 -iii-



Article 10       THE ADMINISTRATIVE CO-AGENT                        110

          10.1   Appointment and Authorization                      110
          10.2   Administrative Co-Agent and Affiliates             110
          10.3   Proportionate Interest in any Collateral           110
          10.4   Banks' Credit Decisions                            111
          10.5   Action by Administrative Co-Agent                  111
          10.6   Liability of Administrative Co-Agent               112
          10.7   Indemnification                                    114
          10.8   Successor Administrative Co-Agent                  114
          10.9   Foreclosure on Collateral                          115
          10.10  No Obligations of Borrowers                        115

Article 11       MISCELLANEOUS                                      117

          11.1   Cumulative Remedies; No Waiver                     117
          11.2   Amendments; Consents                               117
          11.3   Costs, Expenses and Taxes                          118
          11.4   Nature of Banks' Obligations                       119
          11.5   Survival of Representations and Warranties         120
          11.6   Notices                                            120
          11.7   Execution of Loan Documents                        120
          11.8   Binding Effect; Assignment                         121
          11.9   Right of Setoff                                    123
          11.10  Sharing of Setoffs                                 124
          11.11  Indemnity by Borrowers                             124
          11.12  Nonliability of the Banks                          126
          11.13  No Third Parties Benefited                         127
          11.14  Confidentiality                                    127
          11.15  Further Assurances                                 128
          11.16  Integration                                        128
          11.17  Governing Law                                      128
          11.18  Severability of Provisions                         128
          11.19  Headings                                           128
          11.20  Time of the Essence                                129
          11.21  Foreign Banks and Participants                     129
          11.22  Hazardous Material Indemnity                       129
          11.23  Gaming Boards                                      130
          11.24  Joint and Several                                  130
          11.25  Removal of a Bank                                  131
          11.26  Waiver of Right to Trial by Jury                   131
          11.27  Purported Oral Amendments                          131

                                    -iv-

Exhibits
________

A  - Commitment Assignment and Acceptance
B  - Committed Advance Note
C  - Competitive Advance Note
D  - Competitive Bid
E  - Competitive Bid Request
F  - Compliance Certificate
G  - Deed of Trust
H  - Mirage/TI Property Deed of Trust
I-1- Opinion of Counsel
I-2- Opinion of Counsel
J-1- Pledge Agreement (Gaming)
J-2- Pledge Agreement (Non-Gaming)
K  - Request for Letter of Credit
L  - Request for Loan
M  - Security Agreement
N  - Subsidiary Guaranty
O  - Joint Borrower Provisions

Schedules
_________

1.1   Bank Commitments
4.3   Governmental Approvals
4.4   Subsidiaries
4.7   Existing Liens, Negative Pledges and Rights of Others
4.10  Material Litigation
4.18  Environmental Matters
4.19  Developed Properties
5.10  Permitted Title Exceptions (Mirage/TI Property)
6.10  Existing Indebtedness
6.18  Existing Investments
6.21  Spin-Off Company Transactions

              REDUCING REVOLVING LOAN AGREEMENT
              _________________________________

                   Dated as of May 25, 1994


     This REDUCING REVOLVING LOAN AGREEMENT ("Agreement") is entered into by and among Mirage Resorts, Incorporated, a
Nevada corporation ("Parent"), THE MIRAGE CASINO-HOTEL, a Nevada corporation ("Company"), Treasure Island Corp., a Nevada corporation ("TI"), MR Realty, a Nevada corporation ("MRR"), MH, INC., a Nevada corporation ("MHI"), each bank whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (collectively, the "Banks" and individually, a "Bank"), Bank of America National Trust and Savings Association, Bankers Trust Company, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Co-Agent.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                              Article 1
                   DEFINITIONS AND ACCOUNTING TERMS


          1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Adjusted EBIT" means, for any fiscal period, the sum of (a) EBIT for that fiscal period, plus (b) any
     Adjustment Amount for that fiscal period, minus (c) any taxes on or measured by income paid or payable in Cash with respect to such fiscal period.

          "Adjusted EBITDA" means, with respect to any fiscal period, EBITDA for that fiscal period plus any Adjustment
     Amount for that fiscal period.

          "Adjustment Amount" means, with respect to any fiscal period, the sum of (a) any pre-opening and related promo tional expenses recorded during that fiscal period with respect to the opening of Treasure Island, the Dunes
     Project or the Other Gaming Project plus (b) any write-downs during that fiscal period of, or losses recognized during that fiscal period on disposition of, assets owned by Parent or any of its Restricted Subsidiaries located in New Jersey, net of any related income tax benefit, up to a maximum of $24,000,000.

           "Administrative Co-Agent" means Bank of America National Trust and Savings Association, when acting in its capacity as the Administrative Co-Agent under any of the Loan Documents, or any successor Administrative Co-Agent.

           "Administrative Co-Agent's Office" means the Administrative Co-Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Co-Agent hereafter may designate by written notice to Borrowers and the Banks.

          "Advance" means any advance made or to be made by any
     Bank  to  Borrowers as provided in Article 2, and includes
     each   Alternate   Base  Rate  Advance,  Eurodollar   Rate
     Advance, Committed Advance and Competitive Advance.

          "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

          "Aggregate Effective Amount" means, as of any date of determination and with respect to all Letters of Credit then outstanding, the sum of (a) the aggregate effective face amounts of all such Letters of Credit not then paid by the Issuing Bank plus (b) the aggregate amounts paid by the Issuing Bank under such Letters of Credit not then reimbursed to the Issuing Bank by Borrowers pursuant to
     Section 2.5(d) and not the subject of Advances made pursuant to Section 2.5(e).

           "Agreement"  means  this  Reducing  Revolving   Loan
     Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Alternate Base Rate" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Reference Rate in effect on such date and
     (b) the Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

          "Alternate  Base  Rate  Advance"  means  a  Committed
     Advance  made  hereunder and specified to be an  Alternate
     Base Rate Advance in accordance with Article 2.

          "Alternate Base Rate Loan" means a Committed Loan made hereunder and specified to be an Alternate Base Rate
     Loan in accordance with Article 2.

          "Annualized Adjusted EBITDA" means, as of the last day of each Fiscal Quarter, (a) Adjusted EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters plus (b) with respect to any such fiscal period in which Treasure Island, the Dunes Project or the Other Gaming Project (whichever is applicable, herein the "Project") is open for business for at least one (1) full Fiscal Quarter but less than four (4) full Fiscal Quarters, such amount as is necessary to reflect the annualization of Adjusted EBITDA attributable to the Project using the following conventions: (i) if the Project has been open for business for less than one (1) full Fiscal Quarter, no annualization adjustment shall be made, (ii) if the Project has been open for business for one (1) full
     Fiscal Quarter, the Project's Adjusted EBITDA for that Fiscal Quarter shall be multiplied by four and then by 90%, (iii) if the Project has been open for business two (2) full Fiscal Quarters, the Project's Adjusted EBITDA for those Fiscal Quarters shall be multiplied by two and then by 95% and (iv) if the Project has been open for business for three (3) full Fiscal Quarters, the Project's Adjusted EBITDA for those Fiscal Quarters shall be multiplied by four thirds (4/3).

          "Annualized Funded Debt Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Average Quarterly Funded Debt to (b) Annualized Adjusted EBITDA, as such ratio is set forth in the most recent Compliance Certificate delivered by Borrowers pursuant to
     Section 7.2 (or a Certificate of a Responsible Official pursuant to Section 7.1(c), if applicable); provided that
     (i) if such Compliance Certificate (or Certificate of a Responsible Official, if applicable) is subsequently determined to be in error, then any resulting change in the Applicable Pricing Level shall be made retroactively and (ii) if no Compliance Certificate (or Certificate of a Responsible Official, if applicable) has been delivered within the 60 day period following the end of a Fiscal Quarter, the Administrative Co-Agent may determine such ratio.

          "Applicable Alternate Base Rate Margin" means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points) opposite the Applicable
     Pricing Level for that Pricing Period:

                 Applicable
               Pricing Level              Margin
               _____________              ______

                  I                            0
                  II                           0
                  III                      25.00
                  IV                       62.50
                  V                       100.00
                  VI                      150.00

          "Applicable  Commitment Fee  Rate"  means,  for  each
     Pricing Period, the rate set forth below (expressed in basis points) opposite the Applicable Pricing Level for that Pricing Period:

                 Applicable
               Pricing Level          Commitment Fee
               _____________          ______________

                  I                        31.25
                  II                       35.00
                  III                      37.50
                  IV                       43.75
                  V                        50.00
                  VI                       50.00

          "Applicable Eurodollar Rate Margin" means,  for  each
     Pricing  Period, the interest rate margin set forth  below
     (expressed   in  basis  points)  opposite  the  Applicable
     Pricing Level for that Pricing Period:

                 Applicable
               Pricing Level              Margin
               _____________              ______

                  I                        75.00
                  II                      100.00
                  III                     125.00
                  IV                      162.50
                  V                       200.00
                  VI                      250.00

          "Applicable Letter of Credit Fee" means, for each Pricing Period, the per annum rate set forth as the interest rate margin in the definition of "Applicable Eurodollar Rate Margin" opposite the Applicable Pricing Level for that Pricing Period.

          "Applicable Pricing Level" means, for each Pricing Period, the pricing level set forth below opposite the pricing criteria achieved by Borrowers as of the first day of that Pricing Period (and, if such pricing criteria are set forth opposite different pricing levels, then the pricing level set forth below opposite the less creditworthy of such pricing criteria):

     Pricing Level     Pricing Criteria
     _____________     ________________

                       Annualized Funded             Senior
                       Debt Ratio                    Debt Rating
                       _________________             ___________

         I             Less than 1.00 to 1.00        At least A- or A3

         II            Equal to or greater than      At least BBB or Baa2
                       1.00 to 1.00 but less
                       than 1.50 to 1.00

         III           Equal to or greater than      At least BBB-  or Baa3
                       1.50 to 1.00 but less
                       than 2.25 to 1.00

         IV            Equal to or greater than      At least BB+ or Ba1
                       2.25 to 1.00 but less
                       than 3.00 to 1.00

         V             Equal to or greater than      At least BB- or Ba3
                       3.00 to 1.00 but less
                       than 3.50 to 1.00

         VI            Equal to or greater than      Below BB- or Ba3
                       3.50 to 1.00                  (or unrated)

         "Arranger" means BA Securities, Inc.

          "Average Quarterly Funded Debt" means, as of the last day of each Fiscal Quarter, the average of the principal amounts outstanding of all Funded Debt of Borrowers and the Restricted Subsidiaries on the last day of each of the calendar months comprising such Fiscal Quarter.

          "Banking  Day" means any Monday, Tuesday,  Wednesday,
     Thursday or Friday, other than a day on which banks are authorized or required to be closed in California, Nevada or New York.

          "Borrowers" means, collectively, Parent, the Company, TI, MRR and MHI.

          "Capital Expenditure" means any expenditure that is considered a capital expenditure under Generally Accepted Accounting Principles, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation; provided, however, that Capital Expenditures to replace or restore Property theretofore owned by Borrowers or any Restricted Subsidiary that is damaged, destroyed or taken by a Governmental Agency under eminent domain shall not be deemed to be Capital Expenditures to the extent funded by the proceeds of insurance or eminent domain awards received by Borrowers or the Restricted Subsidiary.

           "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

          "Cash" means, when used in connection with any Per-son, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Gen-erally Accepted Accounting Principles, consistently applied.

          "Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

          (a) Government Securities due within one year after the date of the making of the Investment;

          (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Invest-ment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one year from the making of the Investment;

          (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any bank incorporated under the Laws of the United States of America, any State thereof or the
     District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

          (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

          (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under
     Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

          (f) readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, in each case due within 90 days after the date of the making of the Investment;

          (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Corporation, in each case having an investment period not exceeding 50 days; provided that (i) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (ii) the aggregate amount of all such Investments does not exceed $15,000,000; and

          (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and having on the date of such Investment total assets of at least $1,000,000,000.

           "Cash   Interest  Expense"  means  Interest  Expense
     payable in Cash.

          "Certificate of a Responsible Official" means a certificate signed by a Responsible Official of the Person providing the certificate.

          "Change in Control" means (a) Stephen A. Wynn ceases for any reason (except only his death or disability) to be the chief executive officer of Parent, (b) Stephen A. Wynn ceases for any reason (except only his death) to own beneficially at least 7,500,000 shares of Common Stock
     (subject to adjustment in the event of a stock split, reverse stock split, stock dividend or other recapitali-zation), (c) the estate of Stephen A. Wynn ceases for any reason to own beneficially at least 5,000,000 shares of Common Stock (subject to adjustment as aforesaid),
     (d) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding Common Stock, or (e) any event or circumstance constituting a "change in control" or other similar occurrence under documentation evidencing or governing any Indebtedness of Borrowers of $25,000,000 or more which results in an obligation of Borrowers to prepay, purchase, offer to purchase, redeem or defease such Indebtedness. For purposes of the foregoing, the term "Unrelated Person" means any Person other than (a) Stephen A. Wynn or a Person with which Stephen A. Wynn is affiliated or associated, within the meanings of such terms under the Securities Exchange Act of 1934, as amended, (b) a Subsidiary of Parent or (c) an employee stock ownership plan or other employee benefit plan covering the employees of Parent and its Subsidiaries.

          "Closing Date" means the time and Banking Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Co-Agent shall notify Borrowers and the Banks of the date that is the Closing Date.

          "Co-Agents"  means,  collectively,  Bank  of  America
     National  Trust  and  Savings Association,  Bankers  Trust
     Company,  The  Long-Term  Credit  Bank  of  Japan,   Ltd.,
     Los Angeles Agency, and Societe Generale.

          "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

          "Collateral" means all of the collateral covered by the Collateral Documents.

           "Collateral Documents" means, collectively, the Security Agreement, the Pledge Agreement (Gaming), the Pledge Agreement (Non-Gaming), the Deed of Trust, the Mirage/TI Deed of Trust, and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Borrowers or the Significant Subsidiaries to secure the Obligations.

          "Commercial Paper Outstandings" means, as of any date
     of   determination,  the  aggregate  principal  amount  of
     commercial    paper    of    Parent    permitted     under
     Section 6.10(f) that is outstanding on that date.

          "Commitment"  means,  subject to  Sections  2.6,  2.7
     and 2.8, $525,000,000. The respective Pro Rata Shares of the Banks with respect to the Commitment are set forth in
     Schedule 1.1.

           "Commitment  Assignment  and  Acceptance"  means   a
     commitment assignment and acceptance substantially in the form of Exhibit A.

           "Committed  Advance"  means  an  Advance   made   to
     Borrowers  by  any Bank in accordance with  its  Pro  Rata
     Share of the Commitment pursuant to Section 2.1.

          "Committed Advance Note" means the promissory note made by Borrowers to a Bank evidencing the Committed Advances under that Bank's Pro Rata Share of the Commitment, substantially in the form of Exhibit B, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Committed Loans" means Loans that are comprised of Committed Advances.

          "Common Stock" means the common stock of Parent or its successor by merger.

          "Company" means THE MIRAGE CASINO-HOTEL, a Nevada corporation, and its successors and permitted assigns.

           "Competitive Advance" means an Advance made to Borrowers by any Bank not determined by that Bank's Pro
     Rata Share of the Commitment pursuant to Section 2.4.

          "Competitive Advance Note" means the promissory note made by Borrowers in favor of a Bank to evidence the Competitive Advances made by that Bank, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Competitive Bid" means (a) a written bid to provide a Competitive Advance substantially in the form of Exhibit D, signed by a Responsible Official of a Bank and properly completed to provide all information required to be included therein or (b) at the election of any Bank, a telephonic bid by that Bank to provide a Competitive Advance which, if so made, shall be made by a Responsible Official of that Bank and deemed to have been made incorporating the substance of Exhibit D, and shall promptly be confirmed by a written Competitive Bid.

          "Competitive Bid Request" means (a) a written request submitted by Borrower to the Administrative Co-Agent to provide a Competitive Bid, substantially in the form of
     Exhibit E, signed by a Responsible Official of any of Borrowers and properly completed to provide all information required to be included therein or (b) at the election of Borrowers, a telephonic request by Borrowers to the Administrative Co-Agent to provide a Competitive Bid which, if so made, shall be made by a Responsible Official of Borrowers and deemed to have been made incorporating the substance of Exhibit E, and shall promptly be confirmed by a written Competitive Bid Request.

          "Completion Guaranty" means a Guaranty Obligation given by any of Borrowers or a Restricted Subsidiary to a holder of Indebtedness of, or an obligee of, a New Venture Entity which obligates any of Borrowers or the Restricted Subsidiary (a) to cause the completion of construction of a New Venture, (b) to provide funding for all or a portion of any construction cost overruns with respect thereto, and/or (c) to cause the New Venture Entity to perform any of its Contractual Obligations (other than in respect of the repayment of any
     Indebtedness or other monetary obligation of the New Venture Entity) to an obligee of the New Venture Entity.

          "Compliance Certificate" means a certificate in the form of Exhibit F, properly completed and signed by a Senior Officer of Borrowers.

          "Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or under taking to which that Person is a party or by which it or any of its Property is bound.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

          "Deed of Trust" means the deed of trust to be executed and delivered by MRR (with respect to the Dunes Property) and MHI (with respect to the Shadow Creek Property), in the form of Exhibit G, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Default" means any event that, with the giving of any applicable notice or passage of time specified in
     Section 9.1, or both, would be an Event of Default.

          "Default Rate" means the interest rate prescribed  in
     Section 3.9.

          "Designated Deposit Account" means a deposit account to be maintained by Borrowers with Bank of America National Trust and Savings Association, as from time to time designated by Borrowers by written notification to the Administrative Co-Agent.

          "Designated Eurodollar Market" means, with respect to any Eurodollar Rate Loan, (a) the London Eurodollar
     Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Co-Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Co-Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar
     Market as may from time to time be selected by the Administrative Co-Agent with the approval of Borrowers and the Requisite Banks.

           "Developed Property" means, as of any date of determination, a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, golf course, entertainment center or similar facility owned by Borrowers or any of the Restricted Subsidiaries (or owned by a Person in which Borrowers or any of the Restricted Subsidiaries holds an Investment) and which is at such date substantially complete and open for business.

          "Disposition" means the voluntary sale, transfer or other disposition of any asset of Borrowers or any of the Restricted Subsidiaries other than (a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrowers or a Restricted Subsidiary, (b) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrowers or a Restricted Subsidiary, or where Borrowers or the Restricted Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrowers or the Restricted Subsidiary and (c) a disposition to Borrowers or a Restricted Subsidiary.

           "Disqualified Stock" means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is conver-tible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date; provided that the aforementioned interests shall not be Disqualified Stock if they are redeemable prior to the Maturity Date only if the board of directors of Parent determines in its judgment that as a result of a holder or beneficial owner owning such interests
     (i) Borrowers or a Subsidiary of Borrowers has lost or may lose any license or franchise from any Gaming Board held by Borrowers or any Subsidiary of Borrowers necessary to conduct any portion of the business of
     Borrowers or such Subsidiary of Borrowers or (ii) any Gaming Board has taken or may take action to materially restrict or impair the operations of Borrowers or its Subsidiaries, which license, franchise or action is conditioned upon some or all of the holders or beneficial owners of such interests being licensed or found qualified or suitable to own such interests.

          "Distribution" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (i) the retirement, redemption, purchase, or other acquisition for Cash or for Property by such Person of any such security, (ii) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (iii) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (iv) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

          "Dollars" or "$" means United States dollars.

          "Domestic  Reference  Bank"  means  Bank  of  America
     National Trust and Savings Association.

           "Dunes  Project"  means  a  new  major  hotel-casino
     contemplated   to   be   constructed   by   MRR   on   the
     Dunes  Property.  The Gold Strike Project is not the Dunes
     Project.

          "Dunes Property" means the approximately 164 acres of Real Property located in Las Vegas, Nevada, formerly occupied by the Dunes Hotel, Casino and Country Club and now owned by MRR.

          "EBIT"  means,  for  any fiscal period,  the  sum  of
     (a) Net Income for that period, plus (b) any extraordinary loss reflected in such Net Income, minus
     (c) any extraordinary gain reflected in such Net Income, plus (d) Interest Expense for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), in each case as determined in accordance with Generally Accepted Accounting Principles and, in the case of items (d) and (e), only to the extent deducted in the determination of Net Income for that period; provided, however, that for purposes of this Agreement, any of the foregoing that is attributable to the Spin-Off Companies or Unrestricted New Venture Entities shall be excluded.

          "EBITDA"  means, for any fiscal period,  the  sum  of
     (a) EBIT for that period plus (b) depreciation, amorti-zation and all other non-cash expenses for that period, determined in accordance with Generally Accepted Accounting Principles; provided, however, that for purposes of this Agreement, any of the foregoing that is attributable to the Spin-Off Companies or Unrestricted New Venture Entities shall be excluded.

          "Eligible Assignee" means (a) another Bank, (b) with respect to any Bank, any Affiliate of that Bank and
     (c) any commercial bank having a combined capital and surplus of $100,000,000 or more that is (i) organized under the Laws of the United States of America, any State thereof or the District of Columbia or (ii) organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that (A) such bank is acting through a branch or agency located in the United States of America and (B) is otherwise exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 pursuant to
     Section  11.21 at the time of any assignment  pursuant  to
     Section 11.8.

          "ERISA" means the Employee Retirement Income Security
     Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

          "Eurodollar Banking Day" means any Banking Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

          "Eurodollar Base Rate" means, with respect to any Eurodollar Rate Loan, the interest rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) at which deposits in Dollars are offered by the Eurodollar Reference Bank to prime banks in the Designated Euro-dollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance made by the Eurodollar Reference Bank with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period. The determination of the Eurodollar Base Rate by the Administrative Co-Agent shall be conclusive in the absence of manifest error.

          "Eurodollar Lending Office" means, as to each Bank, its office or branch so designated by written notice to Borrowers and the Administrative Co-Agent as its Euro-dollar Lending Office. If no Eurodollar Lending Office is designated by a Bank, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

           "Eurodollar  Market"  means  a  regular  established
     market  located outside the United States  of  America  by
     and   among   banks  for  the  solicitation,   offer   and
     acceptance of Dollar deposits in such banks.

            "Eurodollar    Obligations"   means    eurocurrency
     liabilities, as defined in Regulation D.

          "Eurodollar Period" means, as to each Eurodollar Rate Loan, the period commencing on the date specified by Borrowers pursuant to Section 2.1(b) and ending 1, 2, 3 or 6 months (or, with the written consent of all of the Banks, any other period) thereafter, as specified by Borrowers in the applicable Request for Loan; provided that:

          (a) The first day of any Eurodollar Period shall be a Eurodollar Banking Day;

          (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day;

          (c) No Eurodollar Period shall extend beyond the next Reduction Date unless, on that Reduction Date, either (i) the aggregate Indebtedness evidenced by the Committed Advance Notes will not exceed the Commitment (after giving effect to any reduction required to be made on such Reduction Date pursuant to Section 2.7) or
     (ii) the sum of (A) the aggregate principal amount of Alternate Base Rate Loans plus (B) the aggregate principal amount of all Eurodollar Rate Loans with a Eurodollar Period ending on or prior to that Reduction Date is at least equal to the Reduction Amount for that Reduction Date; and

          (d) No Eurodollar Period shall extend beyond the Maturity Date.

          "Eurodollar Rate" means, with respect to any Euro-dollar Rate Loan, an interest rate per annum (rounded upward, if necessary, to the nearest 1/16 of one percent) determined pursuant to the following formula:

            Eurodollar     Eurodollar Base Rate
                           ____________________

            Rate   =       1.00 - Eurodollar Reserve Percentage

          "Eurodollar Rate Advance" means a Committed Advance made hereunder and specified to be a Eurodollar Rate
     Advance in accordance with Article 2.

          "Eurodollar Rate Loan" means a Committed Loan made hereunder and specified to be a Eurodollar Rate Loan in accordance with Article 2.

          "Eurodollar  Reference Bank" means  Bank  of  America
     National Trust and Savings Association.

          "Eurodollar Reserve Percentage" means, with respect to any Eurodollar Rate Loan, the maximum reserve percent age (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100th of 1%) in effect on the date the Eurodollar Base Rate for that Eurodollar Rate Loan is determined (whether or not applicable to any
     Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as
     "eurocurrency liabilities") having a term comparable to the Interest Period for such Eurodollar Rate Loan. The determination by the Administrative Co-Agent of any applicable Eurodollar Reserve Percentage shall be conclu-sive in the absence of manifest error.

          "Event of Default" shall have the meaning provided in
     Section 9.1.

         "Existing Subordinated Debt" means the 9 1/4% Series B
     Senior  Subordinated Notes Due March 15,  2003  issued  by
     GNS FINANCE CORP. and guaranteed by the Company.

          "Federal Funds Rate" means, as of any date of deter-mination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publica-tion, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any rele-vant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Co-Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

          "FIRREA"  means  the  Financial Institutions  Reform,
     Recovery and Enforcement Act of 1989, as it may be amended from time to time.

           "Fiscal   Quarter"  means  the  fiscal  quarter   of
     Borrowers  consisting  of  a  three-month  fiscal   period
     ending  on  each  March  31, June  30,  September  30  and
     December 31.

          "Fiscal  Year"  means the fiscal  year  of  Borrowers
     consisting  of  a  twelve-month  period  ending  on   each
     December 31.

          "Funded Debt" means, as of any date of determination, without duplication, the sum of (a) all principal Indebtedness of Borrowers and the Restricted Subsidiaries for borrowed money (including debt securities issued by Borrowers or any of the Restricted Subsidiaries) on that date, plus (b) the aggregate amount of all Capital Lease Obligations of Borrowers and the Restricted Subsidiaries on that date, plus (c) all Letters of Credit outstanding on that date.

          "Gaming Board" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, and (c) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrowers and the Restricted Subsidiaries within its jurisdiction.

          "Gaming Laws" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrowers and the Restricted Subsidiaries within its jurisdiction.

          "Generally Accepted Accounting Principles" means, as of any date of determination, accounting principles
     (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants,
     (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

          "GNS  Mortgage  Notes" means the  Zero  Coupon  First
     Mortgage  Notes Due March 15, 1998 issued by  GNS  FINANCE
     CORP., guaranteed by the Company and governed and secured by the Mirage/TI First Mortgage Documents.

          "Gold Strike Project" means the themed entertainment resort to be constructed on a portion of the Dunes
     Property by Parent and Gold Strike Resorts as announced on May 11, 1994.

           "Government  Securities"  means  readily  marketable
     (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and
     (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

          "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal of competent jurisdiction.

          "Guaranty  Obligation" means, as to any  Person,  any
     (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assur-ance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide  funds  (by means of loans, capital  contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any Guaranty Obligation consisting of a Completion Guaranty shall be deemed to be zero unless and until Borrowers or any of the Restricted Subsidiaries has determined, or in good faith should determine based on all information then available to it, that performance by Borrowers or the Restricted Subsidiary of its obligations under the Completion Guaranty is at least reasonably possible (within the meaning of such term under Financial Accounting Standards Board Statement No. 5) and,
     notwithstanding the preceding sentence, if such performance is at least reasonably possible the amount thereof shall, if not stated or determinable, be deemed the reasonably anticipated liability in respect thereof as determined by Borrowers or the Restricted Subsidiary in good faith.

          "Hazardous Materials" means substances defined as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., or as hazardous, toxic or pollutant pursuant to the Hazardous Materials Trans-portation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

          "Hazardous Materials Laws" means all federal, state or local laws, ordinances, rules or regulations governing the disposal of Hazardous Materials applicable to any of the Real Property.

          "Indebtedness" means, as to any Person (without duplication), (a) indebtedness of such Person for borrowed  money  or  for the deferred  purchase  price  of
     Property (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms), including any Guaranty Obligation for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person,
     (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under a Swap Agreement.

          "Intangible Assets" means assets that are considered intangible assets under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software, copyrights, trade names, trademarks and patents.

          "Interest Charge Coverage" means, as of the last day of each Fiscal Quarter (including the last day of a Fiscal Quarter which is also the last day of a Fiscal
     Year), the ratio of (a) Adjusted EBIT for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters to (b) Interest Charges of Borrowers and the Restricted Subsidiaries for that fiscal period.

          "Interest Charges" means, as of the last day of any fiscal period, the sum of (a) Cash Interest Expense for that fiscal period, plus (b) all interest payable in Cash incurred during that fiscal period which is capitalized under Generally Accepted Accounting Principles; provided, however, that for purposes of this Agreement, any such capitalized interest attributable to the Spin-Off Companies or Unrestricted New Venture Entities shall be excluded.

          "Interest Differential" means, with respect to any prepayment of a Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan, (a) the per annum interest rate payable (or, with respect to a failure to borrow, the interest rate which would have been payable) pursuant to Section 3.1(c) with respect to the Eurodollar Rate Loan minus (b) the Eurodollar Rate on, or as near as practicable to the date of the prepayment or failure to borrow for a Eurodollar Rate Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

          "Interest Expense" means, as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, plus
     (b) the portion of rent paid or payable (without duplication) for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13; provided, however, that for purposes of this Agreement, any interest expense attributable to the Spin-Off Companies or Unrestricted New Venture Entities shall be excluded.

           "Interest  Period"  means,  with  respect   to   any
     Eurodollar Rate Loan, the related Eurodollar Period.

          "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

          "Involuntary Qualified New Venture Disposition" means a Qualified New Venture Disposition pursuant to an obliga tion of the New Venture Investor to sell, or the right of any other Person to purchase, the ownership interest in the New Venture Entity, which obligation or right was created substantially concurrently with the acquisition of such ownership interest in the New Venture Entity.

           "Issuing  Bank"  means  Bank  of  America   National
     Trust and Savings Association.

           "Laws"   means,   collectively,  all  international,
     foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

          "Letters of Credit" means any of the standby letters of credit issued by the Issuing Bank under the Commitment pursuant to Section 2.5, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

          "Leverage Ratio" means, as of the last day of any Fiscal Quarter (including the last day of a Fiscal Quarter which is also the last day of a Fiscal Year), the ratio of (a) Average Quarterly Funded Debt as of that date to (b) Adjusted EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters.

          "License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Borrowers and the Restricted Subsidiaries.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

          "Loan" means the aggregate of the Advances made at any one time by the Banks pursuant to Article 2.

          "Loan Documents" means, collectively, this Agreement, the Notes, the Subsidiary Guaranty, the Swing Line Documents, the Collateral Documents, any Secured Swap Agreement, any Request for Loan, any Request for Letter of Credit, any Compliance Certificate and any other agree-ments of any type or nature hereafter executed and delivered by Borrowers or any of the Restricted Subsidi-aries or Affiliates to the Administrative Co-Agent or to any Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

          "Majority Banks" means, for purposes of Sections 6.16 and 6.17, Banks having in the aggregate more than 50% of the Commitment then in effect.

          "Margin Stock" means "margin stock" as such term is defined in Regulation G or U.

          "Material Adverse Effect" means any set of circum-stances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document,
     (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business operations or prospects of Borrowers and the Restricted Subsidiaries, taken as a whole, or
     (c) materially impairs or could reasonably be expected to materially impair the ability of Borrowers and the Restricted Subsidiaries, taken as a whole, to perform the Obligations.

          "Maturity Date" means the date that is five (5) years after the Closing Date, but not later than June 30, 1999.

          "Maximum Competitive Advance" means, with respect to any Competitive Bid made by a Bank, the amount set forth therein as the maximum Competitive Advance which that Bank is willing to make in response to the related Competitive Bid Request.

          "Mirage/TI First Mortgage Documents" means (a) the indentures governing the GNS Mortgage Notes and the TI Mortgage Notes and (b) the first priority fee simple and leasehold deeds of trust on the Mirage/TI Property securing the GNS Mortgage Notes and the TI Mortgage Notes on a pari passu basis.

           "Mirage/TI   Property"   means   the   approximately
     100 acres of Real Property located in Las Vegas, Nevada, occupied by The Mirage and by Treasure Island, and owned by the Company.

          "Mirage/TI Property Deed of Trust" means an amended and restated deed of trust in the form of Exhibit H covering the Mirage/TI Property (and the Dunes Property and Shadow Creek Property) to be executed and delivered by the Company, TI, MRR and MHI pursuant to Section 5.10.

          "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

          "Negative Pledge" means a Contractual Obligation that contains a covenant binding on Borrowers or any of the Restricted Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.9 which affects only the Property that is the subject of such permitted Lien and
     (b) any such covenant that does not apply to Liens securing the Obligations.

          "Net Cash Proceeds" means Net Proceeds to the extent consisting of Cash.

          "Net Income" means, with respect to any fiscal period, the consolidated net income of Parent and its Subsidiaries for that period, determined in accordance with Generally Accepted Accounting Principles, consis-tently applied; provided, however, that for purposes of this Agreement, the results of operations of the Spin-Off Companies and Unrestricted New Venture Entities for such fiscal period shall be excluded.

          "Net Proceeds" means, with respect to any Disposi-tion, the gross sales proceeds received by Borrowers and the Restricted Subsidiaries from such Disposition (including Cash, Property and the assumption by the purchaser of any liability of Borrowers or the Restricted Subsidiaries) net of brokerage commissions, legal expenses and other transactional costs payable by Borrowers and the Restricted Subsidiaries with respect to such Disposition and net of an amount determined in good faith by Parent to be the estimated amount of income taxes payable by Parent attributable to such Disposition.

          "New Venture" means a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, golf course, entertainment center or similar facility (or any site or proposed site for any of the foregoing) owned or to be owned by Borrowers or any of the Restricted
     Subsidiaries (or owned or to be owned by a Person in which Borrowers, any of the Restricted Subsidiaries or a New Venture Entity owned directly or indirectly by Borrowers or any of the Restricted Subsidiaries holds an Investment) and which is not at the Closing Date a Developed Property.

          "New Venture Basket" means, as of any date of determination, (a) $200,000,000 plus (b) if Borrowers have delivered a written notice to the Administrative Co-Agent stating that neither the Dunes Project nor the Other Gaming Project will be undertaken by Borrowers, $200,000,000 plus (c) an amount equal to the lesser of
     (i) the aggregate principal amount of TI Mortgage Notes paid in full or otherwise extinguished subsequent to April 1, 1994 and through such date or (ii) the aggregate net proceeds (whether consisting of cash or of TI Mortgage Notes taken in exchange) received by (A) Parent from the issuance and sale of capital stock of Parent (including upon any conversion or exchange of debt securities of Parent issued after April 1, 1994 into or for such capital stock) after April 1, 1994 and through such date and (B) Borrowers or any Restricted Subsidiary from the issuance and sale of Subordinated Obligations pursuant to Section 6.10(h) after April 1, 1994 and through such date, minus the Other Basket Usage.

          "New Venture Capital Expenditure" means any Capital Expenditure of Borrowers or any of the Restricted Sub-sidiaries (a) with respect to a New Venture or (b) which adds to or further improves any Developed Property (including a New Venture that becomes a Developed Property subsequent to the Closing Date).

          "New Venture Entity" means the Person that directly owns a New Venture.

          "New Venture Investment" means any Investment by Borrowers or any of the Restricted Subsidiaries in a New Venture Entity; provided that neither (a) the acquisition by Borrowers or any of the Restricted Subsidiaries of all or any portion of another Person's ownership interest in a New Venture Entity pursuant to an obligation or right of such Person to sell, or an obligation or right of Borrowers or any of the Restricted Subsidiaries to purchase, such ownership interest, which obligation or right was created substantially concurrently with the acquisition of such ownership interest in the New Venture Entity, nor (b) the issuance by Borrowers or a Restricted Subsidiary of a Guaranty Obligation permitted by
     Section 6.10(i) with respect to a New Venture Entity shall in either case be considered to be a New Venture Investment.

          "New Venture Investor" means, with respect to any New Venture Investment, whichever of Borrowers or the Restricted Subsidiaries is the direct holder of such New
     Venture Investment.

          "Notes"  means,  collectively, the Committed  Advance
     Notes and the Competitive Advance Notes.

          "Obligations" means all present and future obliga-tions of every kind or nature of Borrowers or any Party at any time and from time to time owed to the Administrative Co-Agent or the Banks or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrowers or any Subsidiary or Affiliate of Borrowers.

          "Opinions of Counsel" means the favorable written legal opinions of (a) Peter C. Walsh, Esq., Assistant General Counsel of Parent and (b) Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered, special counsel to Borrowers and the Restricted Subsidiaries, sub-
     stantially in the form of Exhibits I-1 and I-2, respectively, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

          "Other  Basket  Usage"  means,  as  of  any  date  of
     determination, (a) when used in the definition of "New Venture Basket", (i) if the Stage I Reduction Test has not then been met, the amount by which Restricted Payments on that date exceed the sum of (A) $75,000,000 plus (B) an amount equal to 50% of cumulative Net Income for the period commencing January 1, 1995 and ending on the last day of the most recently-ended Fiscal Quarter (taken as a single fiscal period) and (ii) if the Stage I Reduction Test has then been met, the amount by which Restricted Payments on that date exceed the sum of
     (A) $125,000,000 plus (B) an amount equal to 50% of cumulative Net Income for the period commencing January 1, 1995 and ending on the last day of the most recently-ended Fiscal Quarter (taken as a single fiscal period) and (b) when used in the definition of "Restricted Payment Basket", the amount by which the aggregate New Venture Capital Expenditures and New Venture Investments made subsequent to the Closing Date exceeds the aggregate of the amounts described in clauses (a) and (b) of the definition of "New Venture Basket."

          "Other Gaming Project" means a new major gaming project which may be constructed, in lieu of the Dunes Project, by Parent or a Restricted Subsidiary at a location other than the Dunes Property for an aggregate project cost of not less than $500,000,000.

          "Parent" means Mirage Resorts, Incorporated, a Nevada corporation, and its successors and permitted assigns.

          "Party" means any Person other than the Administra-tive Co-Agent, the Co-Agents and the Banks, which now or hereafter is a party to any of the Loan Documents.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

          "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrowers or any of its Subsidiaries or to which Borrowers or any of its Subsidiaries contributes or has an obligation to contribute.

         "Permitted Encumbrances" means:

                (a) Inchoate Liens incident to construction on or maintenance of Real Property; or Liens incident to construction on or maintenance of Real Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

               (b) Liens for taxes and assessments on Real Property which are not yet past due; or Liens for taxes and assessments on Real Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obli-gations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

               (c) minor defects and irregularities in title to any Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

                (d)                  easements,     exceptions,
          reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Real Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Real Property for the purposes for which it is or may reasonably be expected to be held;

               (e)                   easements,     exceptions,
          reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar Real Property project affecting Real Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

               (f)             rights reserved to or vested  in
          any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Real Property;

               (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

               (h)            present or future zoning laws and
          ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Real Property;

               (i) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

                (j) covenants, conditions, and restrictions affecting the use of Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

               (k)             rights  of tenants under  leases
          and rental agreements covering Real Property entered into in the ordinary course of business of the Person owning such Real Property;

               (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

               (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrowers or a Subsidiary of Borrowers is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

               (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidencing an extension of credit to the depositor) in the ordinary course of business;

               (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

               (p)             Liens consisting of deposits  of
          Property   to   secure   statutory   obligations   of
          Borrowers  or  a  Subsidiary  of  Borrowers  in   the
          ordinary course of its business;

               (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrowers or a Subsidiary of Borrowers is a party in the ordinary course of its business;

               (r) Liens created by or resulting from any litigation or legal proceeding involving Borrowers or a Subsidiary of Borrowers in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture; and

                (s) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of the Borrowers and the Subsidiaries of Borrowers, taken as a whole.

          "Permitted Right of Others" means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Prop-erty for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity and (d) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

          "Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

           "Pledge Agreement (Gaming)" means the pledge agreement to be executed and delivered by Parent and the Company, in the form of Exhibit J-1, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Pledge Agreement (Non-Gaming)" means the pledge agreement to be executed and delivered by Borrowers and the Restricted Subsidiaries, in the form of Exhibit J-2, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Pledged Collateral (Gaming)" means the certificates evidencing all of the shares of capital stock held by
     Parent or any of the Restricted Subsidiaries in all Subsidiaries of Parent (other than the Spin-Off Companies) that hold a gaming license or permit from any Gaming Authority.

            "Pledged Collateral (Non-Gaming)" means the certificates evidencing all of the shares of capital stock held by Borrowers or any of the Restricted Subsidiaries in all Subsidiaries of Parent other than
     (a) the Spin-Off Companies and (b) any Subsidiary that holds a gaming license or permit from any Gaming Authority.

          "Pricing Occurrence" means (a) with respect to any change in the Annualized Funded Debt Ratio which results in a change in the Applicable Pricing Level, the earlier of (i) the date upon which Borrowers deliver the Compliance Certificate to the Administrative Co-Agent reflecting such changed Annualized Funded Debt Ratio or
     (ii)  the  date  upon  which  Borrowers  are  required  by
     Section  7.2  to  deliver such Compliance Certificate  and
     (b) with respect to any change in the Senior Debt Rating which results in a change in the Applicable Pricing Level, the date which is five (5) Banking Days after the Administrative Co-Agent has received evidence reasonably satisfactory to it of such change.

          "Pricing Period" means (a) the period commencing on the Closing Date and ending on the first Pricing Occurrence to occur thereafter and (b) each subsequent period commencing on the date of a Pricing Occurrence and ending on the next Pricing Occurrence to occur.

          "Prior Syndicated Credit Facility" means that certain
     Credit  Agreement  dated  as  of  October  23,  1992,   as
     amended, among the Company, Parent and a syndicate of banks.

          "Project Commencement Date" means, with respect to the Dunes Project or the Other Gaming Project, the date on which the construction foundations for such Project have been substantially commenced, as determined by the Bank of America Construction Services Group.

           "Project Key Date" means, with respect to the Dunes Project or the Other Gaming Project, the date on which the erection of steel framing above grade for such Project has been substantially commenced, as determined by the Bank of America Construction Services Group.

           "Projections" means the financial projections contained in the Confidential Information Memorandum distributed by or on behalf of Borrowers to the Banks on or about April 1, 1994, as amended by that certain letter from Parent to the Banks dated May 16, 1994.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Pro Rata Share" means, with respect to each Bank, the percentage of the Commitment set forth opposite the name of that Bank on Schedule 1.1.

           "Qualified New Venture Disposition" means a Disposition of all or any portion of a New Venture Investor's ownership interest in a New Venture Entity pursuant to an obligation or right of the New Venture Investor to sell, or an obligation or right of any other Person to purchase, such ownership interest, which obligation or right was created substantially concurrently with the acquisition of such ownership interest in the New Venture Entity.

           "Quarterly  Payment  Date"  means  each   June   30,
     September 30, December 31 and March 31.

          "Real  Property" means, as of any date  of determina-
     tion,  all real Property then or theretofore owned, leased
     or   occupied  by  Borrowers  or  any  of  the  Restricted
     Subsidiaries.

          "Reduction Amount" means any Stage I Reduction Amount or any Stage II Reduction Amount.

          "Reduction Date" means any Stage I Reduction Date or any Stage II Reduction Date.

          "Reference Rate" means the rate of interest publicly announced from time to time by the Domestic Reference Bank in San Francisco, California (or other headquarters city of the Domestic Reference Bank), as its "reference rate." It is a rate set by the Domestic Reference Bank based upon various factors including the Domestic Reference Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by the Domestic Reference Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Regulation D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve
     System, or any other regulation in substance substituted therefor.

          "Regulations G, T, U and X" means Regulations G, T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

          "Request for Letter of Credit" means a written request for a Letter of Credit substantially in the form of Exhibit K, signed by a Responsible Official of any of Borrowers, on behalf of Borrowers, and properly completed to provide all information required to be included therein.

          "Request for Loan" means a written request for a Loan substantially in the form of Exhibit L, signed by a Responsible Official of any of Borrowers, on behalf of Borrowers, and properly completed to provide all information required to be included therein.

          "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Requisite Banks" means (a) as of any date of determination if the Commitment is then in effect, Banks having in the aggregate 65% or more of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated and there is then any Indebtedness evidenced by the Notes, Banks holding
     Notes evidencing in the aggregate 65% or more of the aggregate Indebtedness then evidenced by the Notes.

          "Responsible Official" means (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof (including, in the case of Parent, its Director of Finance), and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

          "Restricted Payment Basket" means, as of any date of determination, (a) if the Stage I Reduction Test has not then been met, the sum of $75,000,000 plus (i) an amount equal to 100% of the net cash proceeds received by Parent from the issuance and sale of capital stock of Parent (including upon any conversion or exchange of debt securities of Parent issued after April 1, 1994 into or for such capital stock), plus (ii) an amount equal to 50% of the net cash proceeds received by Borrowers after April 1, 1994 by reason of the issuance and sale of Subordinated Obligations of Borrowers or any Restricted Subsidiary but only to the extent that such net cash proceeds do not result in the aggregate of all outstanding Subordinated Obligations being in excess of $200,000,000, plus (iii) an amount equal to 50% of cumulative Net Income for the period commencing January 1, 1995 and ending on the last day of the most recently-ended Fiscal Quarter (taken as a single fiscal period), minus the Other Basket Usage and (b) if the
     Stage I Reduction Test has then been met, the sum of $125,000,000 plus (i) the amount described in clause (a)(i) above, plus (ii) the amount described in clause (a)(ii) above except that the percentage therein set forth shall be 100% rather than 50%, plus (iii) the amount described in clause (a)(iii) above, minus the Other Basket Usage.

          "Restricted  Payments"  means,  as  of  any  date  of
     determination,    (a)    Distributions    described     in
     Section 6.6(e) made by Parent after April 1, 1994 and through such date, (b) payments with respect to Subordinated Obligations described in Section 6.2(a) made by Borrowers and the Restricted Subsidiaries after April 1, 1994 and through such date and (c) Investments described in and permitted by Section 6.18(l) outstanding on such date.

          "Restricted Subsidiary" means, as of any date of determination, all Subsidiaries of Parent other than
     (a) the Borrowers, (b) the Spin-Off Companies and (c) any Unrestricted New Venture Entities; provided that Borrowers may (i) with the written consent of all other Persons holding an equity investment in a New Venture Entity, designate such New Venture Entity as a Restricted Subsidiary even if it is not a "Subsidiary" of Parent or
     (ii) designate all or any of the Spin-Off Companies as a Restricted Subsidiary if no Default or Event of Default would result therefrom.

          "Right of Others" means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien; provided, however, that
     (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, shall not be deemed to constitute a Right of Others.

          "Secured Swap Agreement" means a Swap Agreement between Borrowers and a Bank.

          "Security Agreement" means the security agreement to be executed and delivered by Borrowers and the Significant Subsidiaries, in the form of Exhibit M, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

           "Senior Debt Rating" means the rating of the TI Mortgage Notes or (if the TI Mortgage Notes are no longer outstanding) of the GNS Mortgage Notes, as determined by either Standard & Poor's Corporation or Moody's Investors Service, Inc. (and, if by both such rating agencies, then the more creditworthy of such credit ratings), or if neither the TI Mortgage Notes nor the GNS Mortgage Notes are outstanding, the implicit credit rating for senior secured debt securities of Borrowers based on the credit ratings of other securities of Borrowers by such rating agencies.

           "Senior Officer" means the (a) chief executive officer, (b) president, (c) executive vice president,
     (d)  senior  vice president, (e) chief financial  officer,
     (f) treasurer or (g) assistant treasurer of each of Borrowers.

           "Shadow Creek Property" means the approximately 307 acres of Real Property located in North Las Vegas, Nevada, comprising (a) the "Shadow Creek Golf Course" comprising approximately 242 acres, (b) unimproved future residential sites located within the Shadow Creek Golf Course comprising approximately 16 acres and (c) an unimproved site located adjacent to the Shadow Creek Golf Course comprising approximately 65 acres.

          "Significant Subsidiary" means, as of any date of determination, each Restricted Subsidiary that had on the last day of the Fiscal Quarter then most recently ended assets (other than assets consisting of notes or accounts receivable due from Parent or a Restricted Subsidiary or unamortized debt issuance costs) with a book value or fair market value of $1,000,000 or more, except AC Holding Corp. and AC Holding Corp. II.

          "Special Commitment Reduction Amount" means (a) if the Dunes Property as it exists on the Closing Date is sold in its entirety, an amount equal to the excess of
     (i) the greater of (A) the fair market value of the consideration received by MRR upon such sale, but not in excess of $150,000,000 or (B) $100,000,000 over (ii) the aggregate principal amount of TI Mortgage Notes plus the aggregate accreted principal value of GNS Mortgage Notes, in either case paid in full or otherwise extinguished subsequent to April 1, 1994 through the date of such sale or (b) if less than the entirety of the Dunes Property is sold, an amount calculated pursuant to clause (a), except that each Dollar amount set forth in clause (a)(i) shall be proportionately reduced by the same percentage as the percentage of the acreage sold is of the acreage of the Dunes Property as it exists on the Closing Date.

          "Special Eurodollar Circumstance" means the appli-cation or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Bank or its Eurodollar Lending Office with any request or directive
     (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks.

          "Spin-Off Companies" means those Subsidiaries of Parent which on the Closing Date own or operate the
     Golden  Nugget hotel-casino in Las Vegas, Nevada  and  the
     Golden Nugget hotel-casino in Laughlin, Nevada (with a related motel in Bullhead City, Arizona) and related properties, including GNLV, CORP., GNL, CORP.,
     Golden  Nugget,  Inc., GNLV FINANCE CORP.,  Golden  Nugget
     Manufacturing Corp., GNLV Holding Corp., Golden Nugget Experience Corp., Golden Nugget Lawrenceburg, Inc. and any other Subsidiaries of Parent so designated on
     Schedule 4.4, and any holding company for all or any of the foregoing.

          "Stage I Reduction Amount" means, with respect to any Stage I Reduction Date, the amount necessary to reduce the then applicable Commitment to the level set forth below opposite that Stage I Reduction Date:

                Stage I
             Reduction Date           Commitment Level
             ______________           ________________

             June 30, 1997               $495,000,000
             September 30, 1997          $465,000,000
             December 31, 1997           $435,000,000

          "Stage  I Reduction Date" means each of (a) June  30,
     1997, (b) September 30, 1997 and (c) December 31, 1997.

          "Stage I Reduction Test" means, with respect to each Stage I Reduction Date, that both of the following tests are then met: (a) all of the TI Mortgage Notes have been paid in full, defeased in accordance with the Mirage/TI First Mortgage Documents or otherwise extinguished and
     (b) the Senior Debt Rating is BBB-/Baa3 or better.

          "Stage II Reduction Amount" means (a) with respect to any Stage II Reduction Date where the Stage II Reduction Test has never previously been achieved, the amount necessary to reduce the then applicable Commitment to the level set forth below opposite that Stage II Reduction
     Date:

               Stage II
             Reduction Date           Commitment Level
             ______________           ________________

             March 31, 1998             $400,000,000
             June 30, 1998              $365,000,000
             September 30, 1998         $330,000,000
             December 31, 1998          $295,000,000
             March 31, 1999             $260,000,000;

     and (b) with respect to any Stage II Reduction Date where the Stage II Reduction Test has previously been achieved on a Stage II Reduction Date, $35,000,000.

          "Stage II Reduction Date" means each of (a) March 31,
     1998,   (b)  June  30,  1998,  (c)  September  30,   1998,
     (d) December 31, 1998 and (e) March 31, 1999.

          "Stage II Reduction Test" means, with respect to each Stage II Reduction Date, that all of the following tests are then met: (a) all of the TI Mortgage Notes have been paid in full, defeased in accordance with the Mirage/TI First Mortgage Documents or otherwise extinguished,
     (b) all of the GNS Mortgage Notes have been paid in full, defeased in accordance with the Mirage/TI First Mortgage Documents or otherwise extinguished, (c) the Senior Debt Rating is BBB-/Baa3 or better and (d) the Company has executed and delivered the Mirage/TI Property Deed of Trust pursuant to Section 5.10.

          "Stockholders' Equity" means, as of any date of determination and with respect to any Person, the consolidated stockholders' equity of the Person as of that date determined in accordance with Generally Accepted Accounting Principles; provided that there shall be excluded from Stockholders' Equity any amount attributable to Disqualified Stock.

          "Subordinated Obligations" means (a) the Existing Subordinated Debt and (b) any other Indebtedness of Borrowers or a Restricted Subsidiary which is subordinated in right of payment to the Obligations and issued pursuant to Section 6.10(h).

          "Subsidiary" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or
     (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

          "Subsidiary Guaranty" means the continuing guaranty of the Obligations to be executed and delivered by the Significant Subsidiaries, in the form of Exhibit N, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplemented.

          "Swap  Agreement"  means a written agreement  between
     Borrowers   and   one   or  more  financial   institutions
     providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

          "Swing Line" means the revolving line of credit established by the Swing Line Bank in favor of Borrowers pursuant to Section 2.11.

         "Swing Line Bank" means Bank of America Nevada.

          "Swing Line Documents" means the promissory note and any other documents executed by Borrowers in favor of the Swing Line Bank in connection with the Swing Line.

          "Swing Line Loans" means loans made by the Swing Line
     Bank to Borrowers pursuant to Section 2.11.

          "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of Borrowers on all Swing Line Loans then outstanding.

          "Tangible Net Worth" means, as of any date of deter mination, the Stockholders' Equity of Parent and its Subsidiaries on that date minus the aggregate Intangible Assets of Parent and its Subsidiaries on that date; provided, however, that for purposes of this Agreement, any Stockholders' Equity and Intangible Assets attributa-ble to the Spin-Off Companies or Unrestricted New Venture Entities shall be excluded.

          "The Mirage" means The Mirage hotel-casino located in
     Las   Vegas,  Nevada  (on  Real  Property  owned  by   the
     Company), and owned by the Company.

          "TI Mortgage Notes" means the 9 7/8% First Mortgage Notes Due October 1, 2000 issued by Treasure Island Finance Corp., guaranteed by the Company and TI and governed and secured by the Mirage/TI First Mortgage Documents.

           "Title   Company"  means  Commonwealth  Land   Title
     Insurance Company or such other title insurance company as is reasonably acceptable to the Administrative Co-
     Agent.

          "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circum-stances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

           "Treasure   Island"   means  the   Treasure   Island
     hotel-casino  located  in  Las  Vegas,  Nevada  (on   Real
     Property owned by the Company and leased to TI), and owned by TI.

          "type", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is an Alternate Base Rate Loan or Advance, or a
     Eurodollar Rate Loan or Advance.

          "Unrestricted New Venture Entity" means (a) any New Venture Entity in which any single Person other than Parent and its Subsidiaries owns an equity interest that is larger than the equity interest owned by Parent and its Subsidiaries and (b) any other New Venture Entity (except a Restricted Subsidiary) designated by Borrowers to be an Unrestricted New Venture Entity by written notice thereof to the Administrative Co-Agent; provided, however, that any Unrestricted New Venture Entity may at any time be redesignated as a Restricted Subsidiary by written notice thereof to the Administrative Co-Agent.

        1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

        1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the covenants contained in Sections 6.12 through 6.17 would then be calculated in a different manner or with different components, (a) Borrowers and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrowers' financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Borrowers shall be deemed to be in com-pliance with the covenants contained in the aforesaid Sections during the 90-day period following any such change in Generally Accepted Accounting Principles if and to the extent that Bor-rowers would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

        1.4 Rounding. Any financial ratios required to be main tained by Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

        1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

        1.6  References  to "Borrowers and their Subsidiaries".
Any reference herein to "Borrowers and their Subsidiaries" or the like shall refer solely to Borrowers during such times, if any, as Borrowers shall have no Subsidiaries.

        1.7 Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                Article 2
                                  LOANS
                                  _____

        2.1  Committed Loans-General.

             (a)  Subject to the terms and conditions set forth in this
     Agreement, at any time and from time to time from the Closing Date through the Maturity Date, each Bank shall, pro rata according to that Bank's Pro Rata Share of the then applicable Commitment, make Committed Advances to Borrowers under the Commitment in such amounts as Borrowers may request that do not result in the sum of (i) the aggregate principal amount outstanding under the Notes, plus (ii) the Aggregate Effective Amount of all outstanding Letters of Credit, plus (iii) the Swing Line Outstandings, plus (iv) the Commercial Paper Outstandings exceeding the then applicable Commitment. Subject to the limitations set forth herein, Borrowers may borrow, repay and reborrow under the Commitment without premium or penalty.

             (b) Subject to the next sentence, each Committed Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan,
     (iii) amount of such Loan, and (iv) in the case of a Eurodollar Rate Loan, the Interest Period for such Loan. Unless the Administrative Co-Agent has notified, in its sole and absolute discretion, Borrowers to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrowers, in which case Borrowers shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Co-Agent. Administrative Co-Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrowers, which hereby agree to indemnify the Administrative Co-Agent from any loss, cost, expense or liability as a result of so acting.

             (c) Promptly following receipt of a Request for Loan, the Administrative Co-Agent shall notify each Bank by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Interest Period, and that Bank's Pro Rata Share of the Loan. Not later than 11:00 a.m., San Francisco time, on the date specified for any Loan (which must be a Banking Day), each Bank shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Co-Agent at the Administrative Co-Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

             (d)  Unless  the   Requisite Banks otherwise consent, each
     Committed Loan shall be not less than $5,000,000.

             (e)  The   Committed  Advances  made by each Bank shall be
     evidenced by that Bank's Committed Advance Note.

             (f) A Request for Loan shall be irrevocable upon the Administrative Co-Agent's first notification thereof.

             (g) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(b), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or 2.3 in connection with a Loan which, if made and giving effect to the application of the proceeds thereof, would not increase the outstanding principal Indebtedness evidenced by the Committed Advance Notes, then Borrowers shall be deemed to have requested, as of the date upon which the related then outstanding Loan is due pursuant to Section 3.1(f)(i), an Alternate Base Rate Loan in an amount equal to the amount necessary to cause the outstanding principal Indebtedness evidenced by the Notes to remain the same and, subject to Section 8.3, the Banks shall make the Advances necessary to make such Loan notwithstanding Sections 2.1(b), 2.2 and 2.3.

             (h) If a Loan is to be made on the same date that another Loan is due and payable, Borrowers or the Banks, as the case may be, shall make available to the Administrative Co-Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

        2.2 Alternate Base Rate Loans. Each request by Borrowers for an Alternate Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Co-Agent, at the Administrative Co-Agent's Office, not later than 9:00 a.m. San Francisco time, on the date (which must be a Banking Day) of the requested Alternate Base Rate Loan. All Committed Loans shall constitute Alternate Base Rate Loans unless properly designated as a Euro-dollar Rate Loan pursuant to Section 2.3.

        2.3   Eurodollar Rate Loans.

             (a) Each request by Borrowers for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of
     Section 2.1(b), if applicable) received by the Administrative Co-Agent, at the Administrative Co-Agent's Office, not later than 10:00 a.m., San Francisco time, at least three (3) Euro-dollar Banking Days before the first day of the applicable Euro-dollar Period.

             (b) On the date which is two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, the Administrative Co-Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrowers and the Banks by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

             (c) Unless the Administrative Co-Agent and the Requisite Banks otherwise consent, no more than ten (10) Eurodollar Rate Loans shall be outstanding at any one time.

             (d) No Eurodollar Rate Loan may be requested during the existence of a Default or Event of Default.

             (e) Nothing contained herein shall require any Bank to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

        2.4  Competitive Advances.

             (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, but only so long as the Senior Debt Rating is BBB-/Baa3 or higher, each Bank may in its sole and absolute discretion make Competitive Advances to Borrowers in such principal amounts as Borrowers may request pursuant to a Competitive Bid Request that do not result in (i) the aggregate outstanding principal Indebtedness evidenced by the Competitive Advance Notes being in excess of the lesser of
     (A) $200,000,000 or (B) an amount equal to 38.5% of the then applicable Commitment or (ii) the sum of (A) the aggregate principal Indebtedness evidenced by the Notes plus (B) the Aggregate Effective Amount of all outstanding Letters of Credit plus (C) the Swing Line Outstandings plus (D) the Commercial Paper Outstandings being in excess of the then applicable Commitment.

             (b) Borrowers shall request Competitive Advances by submitting a Competitive Bid Request to the Administrative Co-Agent, which Competitive Bid Request shall specify the relevant date, amount and maturity for the proposed Competitive Advance and shall state whether a Competitive Bid is requested on the basis of a fixed interest rate (an "Absolute Rate Bid") or on the basis of a margin over the Eurodollar Base Rate (a "Eurodollar Margin Bid"). Any Competitive Bid Request made by telephone shall promptly be confirmed by the delivery to Administrative Co-Agent in person or by telecopier of a written Competitive Bid Request. The Administrative Co-Agent shall incur no liability whatsoever hereunder in acting upon any telephonic Competitive Bid Request purportedly made by a Responsible Official of Borrowers, which hereby agrees to indemnify the Administrative Co-Agent from any loss, cost, expense or liability as a result of so acting. The Competitive Bid Request must be received by the Administrative Co-Agent not later than 9:00 a.m. San Francisco time on a Banking Day that is at least one (1) Banking Day prior to the date of the proposed Competitive Advance if an Absolute Rate Bid is requested; if a Eurodollar Margin Bid is requested, it must be received by the Administrative Co-Agent at least five
     (5)  Banking  Days  prior  to the date of the proposed Competitive
     Advance.

             (c) Unless the Administrative Co-Agent otherwise agrees, in its sole and absolute discretion, no Competitive Bid Request shall be made by Borrowers if Borrowers have, within the immediately preceding five (5) Banking Days, submitted another Competitive Bid Request.

             (d)  Each  Competitive   Bid  Request  must  be made for a
     Competitive Advance of at least $5,000,000 and shall be in an integral multiple of $1,000,000.

             (e) No Competitive Bid Request shall be made for a Competitive Advance with a maturity of less than 14 days or more than 180 days, or with a maturity date subsequent to the Maturity Date.

             (f) The Administrative Co-Agent shall, promptly after receipt of a Competitive Bid Request, notify the Banks thereof by telephone and provide the Banks a copy thereof by telecopier. Any Bank may, by written notice to the Administrative Co-Agent, advise
     the Administrative Co-Agent that it elects not to be so   notified
     of Competitive Bid Requests, in which  case  the    Administrative
     Co-Agent shall not notify such Bank of the Competitive Bid Request.

             (g)  Each Bank receiving a Competitive Bid Request may, in its sole and absolute discretion, make or not make a Competitive Bid responsive to the Competitive Bid Request. Each Competitive Bid shall be submitted to the Administrative Co-Agent not later than 7:30 a.m. (or, in the case of the Domestic Reference Bank, not later than 7:15 a.m.) San Francisco time, in the case of a Eurodollar Margin Bid, on the date which is four (4) Banking Days prior to the requested Competitive Advance and, in the case of an Absolute Rate Bid, on the date of the requested Competitive Advance. Any Competitive Bid received by the Administrative Co-Agent after 7:30 a.m. (or 7:15 a.m. in the case of the Domestic Reference Bank) on such date shall be disregarded for purposes of this Agreement. Any Competitive Bid made by telephone shall promptly be confirmed by the delivery to the Administrative Co-Agent in person or by telecopier of a written Competitive Bid. The Administrative Co-Agent shall incur no liability whatsoever hereunder in acting upon any telephonic Competitive Bid purportedly made by a Responsible Official of a Bank, each of which hereby agrees to indemnify the Administrative Co-Agent from any loss, cost, expense or liability as a result of so acting with respect to that Bank.

             (h) Each Competitive Bid shall specify the fixed interest rate or the margin over the Eurodollar Base Rate, as applicable, for the offered Maximum Competitive Advance set forth in the Competitive Bid. The Maximum Competitive Advance offered by a Bank in a Competitive Bid may be less than the Competitive Advance requested by Borrowers in the Competitive Bid Request, but shall be an integral multiple of $1,000,000. Any Competitive Bid which offers an interest rate other than a fixed interest rate or a margin over the Eurodollar Base Rate, is in a form other than set forth in Exhibit D or which otherwise contains any term, condition or provision not contained in the Competitive Bid Request shall be disregarded for purposes of this Agreement. A Competitive Bid once submitted to the Administrative Co-Agent shall be irrevocable until 8:30 a.m. San Francisco time, in the case of a Eurodollar Margin Bid, on the date which is three (3) Banking Days prior to the requested Competitive Advance and, in the case of an Absolute Rate Bid, on the date of the proposed Competitive Advance set forth in the related Competitive Bid Request, and shall expire by its terms at such time unless accepted by Borrowers prior thereto.

             (i)  Promptly  after  7:30 a.m. San Francisco time, in the case of a Eurodollar Margin Loan, on the date which is four (4) Banking Days prior to the date of the proposed Competitive Advance and, in the case of an Absolute Rate Bid, on the date of the proposed Competitive Advance, the Administrative Co-Agent shall notify Borrowers of the names of the Banks providing Competitive Bids to the Administrative Co-Agent at or before 7:30 a.m. on that date (or 7:15 a.m. in the case of the Domestic Reference Bank) and the Maximum Competitive Advance and fixed interest rate or margin over the Eurodollar Base Rate set forth by each such Bank in its Competitive Bid. The Administrative Co-Agent shall promptly confirm such notification in writing delivered in person or by telecopier to Borrowers.

             (j)  Borrowers may, in their sole and absolute discretion, reject any or all of the Competitive Bids. If Borrowers accept any Competitive Bid, the following shall apply: (a) Borrowers must accept all Absolute Rate Bids at all lower fixed interest rates before accepting any portion of an Absolute Rate Bid at a
     higher  fixed  interest  rate,  (b)  Borrowers  must  accept   all
     Eurodollar Margin Bids at all lower margins over the Eurodollar Base Rate before accepting any portion of a Eurodollar Margin Bid at a higher margin over the Eurodollar Base Rate, (c) if two or more Banks have submitted a Competitive Bid at the same fixed interest rate or margin, then Borrowers must accept either all of such Competitive Bids or accept such Competitive Bids in the same proportion as the Maximum Competitive Advance of each Bank bears to the aggregate Maximum Competitive Advances of all such Banks, and (d) Borrowers may not accept Competitive Bids for an aggregate amount in excess of the requested Competitive Advance set forth in
     the  Competitive  Bid  Request.   Acceptance  by  Borrowers  of  a
     Eurodollar Margin Rate Bid must be made prior to 8:30 a.m. on the date which is three (3) Banking Days prior to the requested Competitive Advance and acceptance by Borrowers of an Absolute Rate Bid must be made prior to 8:30 a.m. on the date of the requested Competitive Advance. Acceptance of a Competitive Bid by
     Borrowers shall be irrevocable upon communication thereof to   the
     Administrative  Co-Agent.   The   Administrative   Co-Agent  shall
     promptly notify each of the Banks whose Competitive Bid has been accepted by Borrowers by telephone, which notification shall
     promptly be confirmed  in  writing   delivered  in  person  or  by
     telecopier to such Banks. Any Competitive Bid not accepted by Borrowers by 8:30 a.m., in the case of a Eurodollar Margin Bid, on the date which is three (3) Banking Days prior to the proposed Competitive Advance or, in the case of an Absolute Rate Bid, on the date of the proposed Competitive Bid, shall be deemed rejected.

             (k) In the case of a Eurodollar Margin Bid, the Administrative Co-Agent shall determine the Eurodollar Base Rate on the date which is two (2) Eurodollar Banking Days prior to the date of the proposed Competitive Advance, and shall promptly thereafter notify Borrowers and the Banks whose Eurodollar Margin Bids were accepted by Borrowers of such Eurodollar Base Rate.

             (l) A Bank whose Competitive Bid has been accepted by Borrowers shall make the Competitive Advance in accordance with the Competitive Bid Request and with its Competitive Bid, subject to the applicable conditions set forth in this Agreement, by making funds immediately available to the Administrative Co-Agent at the Administrative Co-Agent's Office in the amount of such Competitive Advance not later than 12:00 noon, San Francisco time, on the date set forth in the Competitive Bid Request. The Administrative Co-Agent shall then promptly credit the Competitive Advance in immediately available funds to the Designated Deposit Account.

             (m) The Administrative Co-Agent shall notify Borrowers and the Banks promptly after any Competitive Advance is made of the amounts and maturity of such Competitive Advances and the identity of the Banks making such Competitive Advances.

             (n)  The  Competitive   Advances  made  by  a Bank shall be
     evidenced by that Bank's Competitive Advance Note.

        2.5  Letters of Credit.

             (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Bank shall issue such Letters of Credit under the Commitment as Borrowers may request by a Request for Letter of Credit; provided that (i) giving effect to all such Letters of Credit, the sum of (A) the aggregate principal amount outstanding under the Notes, plus (B) the Aggregate Effective Amount of all outstanding Letters of Credit plus (C) the Swing Line Outstandings plus (D) the Commercial Paper Outstandings do not exceed the then applicable Commitment and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $50,000,000. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Bank. Unless all the Banks otherwise consent in a writing delivered to the Administrative Co-Agent, the term of any Letter of Credit shall not exceed one (1) year or extend beyond the Maturity Date. A Request for Letter of Credit shall be irrevocable absent the consent of the Issuing Bank.

             (b)   Each Request for Letter of Credit  shall  be
     submitted to the Issuing Bank, with a copy to the Administrative Co-Agent, at least five (5) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Co-Agent shall promptly notify the Issuing Bank whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Co-Agent, and the Administrative Co-Agent shall promptly notify the Banks, of the amount and terms thereof.

             (c) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a pro rata par-ticipation in such Letter of Credit from the Issuing Bank in an amount equal to that Bank's Pro Rata Share of the Commitment. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrowers for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, pro rata according to its Pro Rata Share of the Commitment, reimburse the Issuing Bank through the Administrative Co-Agent promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and uncon-ditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

             (d) Borrowers agree to pay to the Issuing Bank through the Administrative Co-Agent an amount equal to any payment made by the Issuing Bank with respect to each Letter of Credit within one (1) Banking Day after demand made by the Issuing Bank therefor, together with interest on such amount from the date of any payment made by the Issuing Bank at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit. Each Bank that has reimbursed the Issuing Bank pursuant to Section 2.5(c) for its Pro Rata Share of any payment made by the Issuing Bank under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Bank against Borrowers under this Section 2.5(d) and shall share, in accordance with that pro-rata participation, in any payment made by Borrowers with respect to such claim.

              (e)   If  Borrowers  fail  to  make  the  payment
     required by Section 2.5(d) within the time period therein set forth, in lieu of the reimbursement to the Issuing Bank under Section 2.5(c) the Issuing Bank may (but is not required to), without notice to or the consent of Borrowers, instruct the Administrative Co-Agent to cause Advances to be made by the Banks under the Commitment in an aggregate amount equal to the amount paid by the Issuing Bank with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in
     Article 8 shall not apply. The proceeds of such Advances shall be paid to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit. Such Advances shall be payable upon demand and shall bear interest at the Default Rate.

             (f) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

             (g)  The  obligation of Borrowers to pay  to  the
     Issuing  Bank  the  amount  of any  payment  made  by  the
     Issuing Bank under any Letter of Credit shall be abso-lute, unconditional, and irrevocable, subject only to performance by the Issuing Bank of its obligations to Borrowers under Nevada Revised Statutes Section 104.5109. Without limiting the foregoing, Borrowers' obligations shall not be affected by any of the following circumstances:

                  (i)   any  lack of validity or enforceability
             of  the  Letter  of  Credit,  this  Agreement,  or
             any   other   agreement  or  instrument   relating
             thereto;

                  (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrowers;

                  (iii) the existence of any claim, setoff, defense, or other rights which Borrowers may have at any time against the Issuing Bank, the Administrative Co-Agent or any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                  (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                  (v) payment by the Issuing Bank in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                  (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                  (vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                  (viii)   the      solvency    or     financial
             responsibility of any party issuing any documents in connection with a Letter of Credit;

                  (ix)   any  failure  or  delay  in   notice of
             shipments or arrival of any Property;

                  (x) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message;

                  (xi)   any error,  neglect   or  default  of any
             correspondent of the Issuing Bank in connection with a Letter of Credit;

                  (xii)   any   consequence   arising   from  acts
             of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Bank;

                  (xiii) so long as the Issuing Bank in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in connection with a Letter of Credit; and

                  (xiv)  where  the  Issuing  Bank has   acted  in
             good faith and observed general banking usage, any other circumstances whatsoever.

             (h) The Issuing Bank shall be entitled to the pro-tection accorded to the Administrative Co-Agent pursuant to Section 10.6, mutatis mutandis.

             (i) The Uniform Code of Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

        2.6 Voluntary Reduction of Commitment. Borrowers shall have the right, at any time and from time to time, without penalty or charge, upon at least three (3) Banking Days' prior written notice by a Responsible Official of Borrowers to the Administrative Co-Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment, provided that any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitment being reduced or terminated. The Administrative Co-Agent shall promptly notify the Banks of any reduction or termination of the Commitment under this Section.

        2.7 Contingent Reduction of Commitment. If, on any Stage I Reduction Date, the Stage I Reduction Test is not satisfied, the Commitment shall automatically be reduced on that Stage I Reduction Date by the applicable Stage I Reduction Amount. If, on any Stage II Reduction Date, the Stage II Reduction Test is not satisfied, the Commitment shall automatically be reduced on that Stage II Reduction Date by the applicable Stage II Reduction Amount. A reduction in the Commitment under this Section shall not be reversible upon any subsequent satisfaction of the Stage I Reduction Test or Stage II Reduction Test, as the case may be.

        2.8 Special Reduction of Commitment. If all or any portion of the Dunes Property is sold in a transaction permitted by Section 6.3(b), the Commitment shall automatically be reduced as of the date of such sale by the Special Commit-ment Reduction Amount; provided that such reduction may be deferred at the election of Borrowers for a period extending up to sixty (60) days after the later of (i) the date of such sale or (ii) April 1, 1995 if (a) the sale of the Dunes Property is for all Cash consideration and (b) the Net Cash Proceeds of such sale are immediately pledged to the Administrative Co-Agent pursuant to a blocked deposit account agreement in a form reasonably acceptable to the Administrative Co-Agent until the end of such period.

        2.9 Optional Termination of Commitment. Following the occurrence of a Change in Control, the Requisite Banks may in their sole and absolute discretion elect, during the thirty (30) day period immediately subsequent to the later of
(a) such occurrence or (b) the earlier of (i) receipt of Borrowers' written notice to the Administrative Co-Agent of such occurrence or (ii) if no such notice has been received by the Administrative Co-Agent, the date upon which the Administrative Co-Agent has actual knowledge thereof, to terminate the Commitment, in which case the Commitment shall be terminated effective on the date which is thirty (30) days subsequent to written notice from the Administrative Co-Agent to Borrowers thereof.

        2.10 Administrative Co-Agent's Right to Assume Funds Available for Advances. Unless the Administrative Co-Agent shall have been notified by any Bank no later than the Banking Day prior to the funding by the Administrative Co-Agent of any Loan that such Bank does not intend to make available to the Administrative Co-Agent such Bank's portion of the total amount of such Loan, the Administrative Co-Agent may assume that such Bank has made such amount available to the Administrative Co-Agent on the date of the Loan and the Administrative Co-Agent may, in reliance upon such assumption, make available to Borrowers a corresponding amount. If the Administrative Co-Agent has made funds available to Borrowers based on such assumption and such corresponding amount is not in fact made available to the Administrative Co-Agent by such Bank, the Administrative Co-Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Co-Agent's demand therefor, the Administrative Co-Agent promptly shall notify Borrowers and Borrowers shall pay such corresponding amount to the Administrative Co-Agent. The Administrative Co-Agent also shall be entitled to recover from such Bank interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Co-Agent to Borrowers to the date such corresponding amount is recovered by the Administrative Co-Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Co-Agent or Borrowers may have against any Bank as a result of any default by such Bank hereunder.

        2.11 Swing Line. The Swing Line Bank shall from time to time through the day prior to the Maturity Date make Swing Line Loans to Borrowers in such amounts as Borrowers may request, provided that (i) giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed $10,000,000,
(ii) without the consent of all of the Banks, no Swing Line Loan may be made during the continuation of an Event of Default and (iii) the Swing Line Bank has not given at least twenty-four (24) hours prior notice to Borrowers that availability under the Swing Line is suspended or terminated. Borrowers may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Bank, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrowers made to the Swing Line Bank not later than 3:00 p.m., Las Vegas time, on the Banking Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for borrowing, the Swing Line Bank shall obtain telephonic verification from the Administrative Co-Agent that, giving effect to such request, availability for Loans will exist under Section 2.1 (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Bank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrowers instruct the Swing Line Bank to debit its demand deposit account at the Swing Line Bank in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Bank otherwise receives repayment, after 3:00 p.m., Las Vegas time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Bank shall promptly notify the Administrative Co-Agent of the Swing Loan Outstandings each time there is a change therein.

          Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin, payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Bank and in any event on the Maturity Date. The
Swing Line Bank shall be responsible for invoicing Borrowers for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Bank.

           The Swing Line Loans shall be payable on demand made by the Swing Line Bank and in any event on the Maturity Date.

          Upon the making of a Swing Line Loan, each Bank shall be deemed to have purchased from the Swing Line Bank a partici-pation therein in an amount equal to that Bank's Pro Rata Share of the Commitment times the amount of the Swing Line Loan. Upon demand made by the Swing Line Bank, each Bank shall, according to its Pro Rata Share of the Commitment, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

           In the event that the Swing Line Outstandings are in excess of $5,000,000 on three (3) consecutive Banking Days, then on the next Banking Day (unless Borrowers have made other arrangements acceptable to the Swing Line Bank to reduce the Swing Line Outstandings below $5,000,000), Borrowers shall request a Committed Loan pursuant to Section 2.1(a) in an amount complying with Section 2.1(d) and sufficient to reduce the Swing Line Outstandings below $5,000,000. The Administrative Co-Agent shall automatically provide such amount to the Swing Line Bank (which the Swing Line Bank shall then apply to the Swing Line Outstandings) and credit any balance of the Committed Loan in immediately available funds to the Designated Deposit Account. In the event that Borrowers fail to request a Committed Loan within the time specified by
Section 2.2 on any such date, the Administrative Co-Agent may, but is not required to, without notice to or the consent of Borrowers, cause Committed Advances to be made by the Banks under the Commitment in the amount necessary to comply with
Section 2.1(d) and sufficient to reduce the Swing Line Outstandings below $5,000,000 and, for this purpose, the conditions precedent set forth in Sections 8.1, 8.2 and 8.3 shall not apply. The proceeds of such Committed Advances shall be paid to the Swing Line Bank for application to the Swing Line Outstandings.

                                   Article 3
                               PAYMENTS AND FEES
                               _________________

        3.1  Principal and Interest.

             (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

             (b) Interest accrued on each Alternate Base Rate Loan on each Quarterly Payment Date, and on the date of any prepay-ment of the Notes pursuant to Section 3.1(f), shall be due and payable on that day. Except as otherwise provided in Section 3.9, the unpaid principal amount of any Alternate Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

             (c)   Interest accrued on each Eurodollar Rate Loan which
     is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Banks have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. Except as otherwise provided in Sections 3.1(e) and 3.9, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the Applicable Eurodollar Rate Margin.

             (d) Interest accrued on each Competitive Advance which is for a term of 90 days or less shall be due and payable on the maturity date of the Competitive Advance. Interest accrued on each other Competitive Advance shall be due and payable on the date which is 90 days after the date such Competitive Advance was made and on the maturity date of the Competitive Advance. Each Competitive Advance shall bear interest at the rate per annum set forth in the related Competitive Bid.

             (e)  During the existence of a Default or Event of Default,
     the  Requisite   Banks  may  determine   that   any  or  all  then
     outstanding    Eurodollar   Rate  Loans  shall  be   converted  to
     Alternate Base Rate Loans.   Such  conversion  shall  be effective
     upon notice to Borrowers from the Requisite Banks (or from the Administrative Co-Agent on behalf of the Requisite Banks) and
     shall  continue  so  long  as   such  Default  or Event of Default
     continues to exist.

             (f)  If   not  sooner  paid,  the  principal  Indebtedness
     evidenced  by the Notes shall be payable as follows:

                  (i) the principal amount of each Eurodollar Rate Loan shall be payable (subject to Section 2.1(g)) on the last day of the Interest Period for such Loan;

                  (ii) the principal amount of each Competitive Advance shall be payable on the maturity date specified in the related Competitive Bid;

                  (iii) the amount, if any, by which the sum of (A) the principal outstanding Indebtedness evidenced by the Notes, plus (B) the Aggregate Effective Amount of all outstanding Letters of Credit, plus (C) the Swing Line Outstandings, plus (D) the Commercial Paper Outstandings at any time exceeds the Commitment shall be payable immediately and shall be applied to the Committed Advance Notes; and

                  (iv) the principal Indebtedness evidenced by the Notes shall in any event be payable on the Maturity Date.

             (g) The Committed Advance Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section (i) any partial prepayment shall be not less than $5,000,000, (ii) the Administrative Co-Agent shall have received written notice of any prepayment by 9:00 a.m. San Francisco time on the date of prepayment (which must be a Banking Day) in the case of an Alternate Base Rate Loan, and, in the case of a Eurodollar Rate Loan, three (3) Banking Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and
     (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 3.8(d).

             (h)  No  Competitive Advance Note may be prepaid without the
     prior written consent of the Bank holding such Competitive   Advance
     Note.

        3.2 Arrangement Fee. On the Closing Date, Borrowers shall pay to the Arranger an arrangement fee in the amount heretofore agreed upon by letter agreement between Borrowers and the Arranger. Such arrangement fee is for the services of the Arranger in arranging the credit facilities under this Agreement and is fully earned when paid. The arrangement fee paid to the Arranger is solely for its own account and is nonrefundable.

        3.3 Upfront Fees. On the Closing Date, Borrowers shall pay to the Administrative Co-Agent, for the respective accounts of the Co-Agents, upfront fees in the respective amounts heretofore agreed upon by letter agreement between Borrowers and each Co-Agent. On the Closing Date, Borrowers shall further pay to the Administrative Co-Agent, for the respective accounts of the Banks (other than the Co-Agents) pro rata according to their Pro Rata Share of the Commitment, an upfront fee in an amount set forth in a letter from the Arranger to each Bank and acknowledged by that Bank as the applicable upfront fee for such Bank. Such upfront fees are for the credit facilities committed by each Bank under this Agreement and are fully earned when paid. The upfront fees paid to each Bank are solely for its own account and are nonrefundable.

        3.4 Commitment Fees. From the Closing Date, Borrowers shall pay to the Administrative Co-Agent, for the ratable accounts of the Banks pro rata according to their Pro Rata Share of the Commitment, a commitment fee equal to the Applicable Commitment Fee Rate per annum times the average daily amount by which the Commitment exceeds the sum of (a) the aggregate principal Indebtedness evidenced by the Committed Advance Notes (excluding the Competitive Advances and Swing Line Outstandings) plus (b) the Aggregate Effective Amount of all Letters of Credit outstanding. The commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date.

        3.5 Letter of Credit Fees. Concurrently with the issuance of each Letter of Credit, Borrowers shall pay a letter of credit issuance fee to the Issuing Bank, for the sole account of the Issuing Bank, in an amount set forth in a letter agreement between Borrowers and the Issuing Bank. Borrowers shall also concurrently pay to the Administrative Co-Agent, for the ratable account of the Banks in accordance with their Pro Rata Share of the Commitment, a standby letter of credit fee in an amount equal to the Applicable Letter of Credit Fee times the face amount of such Letter of Credit through the termination or expiration of such Letter of Credit. The letter of credit issuance fee and the standby letter
of  credit  fee   are nonrefundable.

        3.6 Agency Fees. Borrowers shall pay to the Administrative Co-Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrowers and the Administrative Co-Agent. The agency fee is for the services to be performed by the Administrative Co-Agent in acting as Administrative Co-Agent and is fully earned on the date paid. The agency fee paid to the Administrative Co-Agent is solely for its own account and is nonrefundable.

        3.7 Increased Commitment Costs. If any Bank shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Bank (or its Eurodollar Lending Office) or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into con-sideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten (10) Banking Days after demand of such Bank, Borrowers shall pay to such Bank, from time to time as specified in good faith by such Bank, additional amounts sufficient to compensate such Bank in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement. Each Bank's determination of such amounts shall be conclusive in the absence of manifest error.

        3.8  Eurodollar Costs and Related Matters.

             (a)  If,   after  the date hereof, the existence or
        occurrence of any Special Eurodollar Circumstance:

                  (1)  shall subject  any Bank or its Eurodollar
             Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Bank attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, excluding, in the case of each Bank, the Administrative Co-Agent, each Co-Agent and each Eligible Assignee, and any Affiliate or Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political sub-division thereof) absent the transactions contemplated hereby), (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by
             Section 11.21, to the extent such forms are then required by applicable Laws;

                  (2) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding the Eurodollar Reserve Percentage taken into account in calculating the Eurodollar Rate), special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Bank or its Eurodollar Lending Office; or

                  (3) shall impose on any Bank or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

     and the result of any of the foregoing, as determined in good faith by such Bank, increases the cost to such Bank or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any
     Eurodollar  Rate  Advance,  any   of  its  Notes  evidencing
     Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Bank or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Desig-nated Eurodollar Market), then, within five (5) Banking Days after demand by such Bank (with a copy to the Administrative Co-Agent), Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). Borrowers hereby indemnify each Bank against, and agree to hold each Bank harmless from and reimburse such Bank within ten (10) Banking Days after demand for (without duplication) all costs, expenses, claims, penalties, liabilities, losses, reasonable legal fees and damages incurred or sustained by each Bank in connection with this Agreement, or any of the rights, obligations or transactions provided for or contemplated herein, as a direct result of the existence or occurrence of any Special Eurodollar Circumstance. A statement of any Bank claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Bank agrees to endeavor promptly to notify Borrowers of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Bank, other-
     wise be materially disadvantageous to such Bank. If any Bank claims compensation under this Section, Borrowers may at any time, upon at least four (4) Eurodollar Banking Days' prior notice to the Administrative Co-Agent and such Bank and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 3.8(d), pay in full the affected Eurodollar Rate Advances of such Bank or request that such Eurodollar Rate Advances be converted to Alternate Base Rate Advances.

             (b)  If,  after  the  date  hereof, the existence or
     occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Bank, make it unlawful or impossible for such Bank or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Bank shall so notify the Administrative Co-Agent, then such Bank's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Co-Agent forthwith shall give notice thereof to the other Banks and Borrowers. Upon receipt of such notice, the outstanding principal amount of such Bank's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Alternate Base Rate Advances with Interest Periods corresponding to the Eurodollar Loans of which such Eurodollar Rate Advances were a part on either (1) the last day of the Eurodollar Period(s) applicable to such Euro-dollar Rate Advances if such Bank may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) o r (2) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under
     Section 3.8(d). Each Bank agrees to endeavor promptly to notify Borrowers of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Bank to notify the Administrative Co-Agent under this Section 3.8(b), and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judg-ment of such Bank, otherwise be materially disadvantageous to such Bank. In the event that any Bank is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Bank shall fund such amount as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. Any Bank whose obligation to make Eurodollar Rate Advances has been suspended under this Section 3.8(b) shall promptly notify the Administrative Co-Agent and Borrowers of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

             (c)  If, with respect to any proposed Eurodollar Rate
     Loan:

                  (1) the Administrative Co-Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks, deposits in Dollars (in the applicable amounts) are not being offered to any Bank in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                  (2) the Requisite Banks advise the Administrative
             Co-Agent that the Eurodollar Rate as determined by the Administrative Co-Agent (i) does not represent the effective pricing to such Banks for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Banks of making the applicable Eurodollar Rate Advances;

     then the Administrative Co-Agent forthwith shall give notice thereof to Borrowers and the Banks, whereupon until the Administrative Co-Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to make any future Eurodollar Rate Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a Eurodollar Rate Loan,
     such  Request  for   Loan  shall  be   deemed  to  specify  an
     Alternate Base Rate Loan.

             (d)  Upon  payment or prepayment of any Eurodollar Rate
     Advance (other than as the result of a conversion required under Section 3.1(e) or 3.8(b), on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrowers (for a reason other than the failure of a Bank to make an Advance) to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, Borrowers shall pay to the appropriate Bank within ten (10) Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the sum of:

                  (1) the principal amount of the Eurodollar Rate Advance prepaid or not borrowed, as the case may be, times [the number of days between the date of prepay-ment or failure to borrow, as applicable, and the last day in the applicable Eurodollar Period], divided by 360, times the applicable Interest Differential (pro-vided that the product of the foregoing formula must be a positive number); plus

                  (2) all out-of-pocket expenses incurred by the Bank reasonably attributable to such payment, prepay-ment or failure to borrow.

     Each Bank's determination of the amount of any prepayment fee payable under this Section 3.8(d) shall be conclusive in the absence of manifest error.

        3.9 Late Payments. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Co-Agent or any Bank is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Alternate Base Rate plus the Applicable Alternate Base Rate Margin plus 2%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

        3.10 Computation of Interest and Fees. Computation of interest on Alternate Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Eurodollar Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrowers acknowledge that such latter calculation method will result in a higher yield to the Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day.

        3.11 Non-Banking Days. If any payment to be made by Borrowers or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

        3.12  Manner and Treatment of Payments.

             (a) Each payment hereunder (except payments pursuant to Sections 2.11, 3.7, 3.8, 11.3, 11.11 and
     11.22) or on the Notes or under any other Loan Document shall be made to the Administrative Co-Agent, at the Administrative Co-Agent's Office, for the account of each of the Banks or the Administrative Co-Agent, as the case may be, in immediately available funds not later than 11:00 a.m., San Francisco time, on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m., San Francisco time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Co-Agent for the account of each Bank shall be immediately paid by the Administrative Co-Agent to the applicable Bank in immediately available funds and, if such payment was received by the Administrative Co-Agent by 11:00 a.m., San Francisco time, on a Banking Day and not so made available to the account of a Bank on that Banking Day, the Administrative Co-Agent shall reimburse that Bank for the cost to such Bank of funding the amount of such pay-ment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

             (b) Each payment or prepayment on account of any Committed Loan shall be applied pro rata according to the outstanding Advances made by each Bank comprising such Committed Loan. Each payment or (subject to Section 3.1(g)) prepayment on account of a Competitive Advance shall be applied to the Competitive Advance Note held by the Bank which made such Competitive Advance.

             (c) Each Bank shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as against Borrowers, be pre-sumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, no Bank shall be liable to any Party for any failure to keep such a record.

             (d) Each payment of any amount payable by Borrowers or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding, in the case of each Bank, the Administrative Co-Agent, each Co-Agent and each Eligible Assignee, and any Affiliate or Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by
     (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any with-holding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrowers are obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Bank under this Agreement, Borrowers shall
     (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Bank as is necessary to result in that Bank's receiving a net after-Tax amount equal to the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess pay-ment or credit to that Bank on account of such Taxes, that Bank shall promptly refund such excess to Borrowers.

        3.13 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

        3.14 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Co-Agent or any Bank not to require payment of any interest (including interest arising under
Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Co-Agent's or such Bank's right to require full payment of any interest (including interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

        3.15 Administrative Co-Agent's Right to Assume Payments Will be Made by Borrowers. Unless the Administrative Co-Agent shall have been notified by Borrowers prior to the date on which any payment to be made by Borrowers hereunder is due that Borrowers do not intend to remit such payment, the Administrative Co-Agent may, in its discretion, assume that Borrowers have remitted such payment when so due and the Administrative Co-Agent may, in its discretion and in reliance upon such assump-
tion, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Borrowers have not in fact remitted such payment to the Administrative Co-Agent, each Bank shall forthwith on demand repay to the Administrative Co-Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Co-Agent to such Bank to the date such amount is repaid to the Administrative Co-Agent at the Federal Funds Rate.

        3.16 Fee Determination Detail. The Administrative Co-Agent, and any Bank, shall provide reasonable detail to Borrowers regarding the manner in which the amount of any payment to the Administrative Co-Agent and the Banks, or that Bank, under Article 3 has been determined, concurrently with demand forsuch payment.

        3.17 Survivability. All of Borrowers' obligations under Sections 3.7 and 3.8 shall survive for ninety (90) days following the date on which the Commitment is terminated, all Loans hereunder are fully paid and all Letters of Credit have expired.

                           Article 4
                REPRESENTATIONS AND WARRANTIES
                ______________________________


       Borrowers represent and warrant to the Banks, as of the date hereof and as of the Closing Date, that:

       4.1 Existence and Qualification; Power; Compliance With Laws. Each of Borrowers is a corporation duly formed, validly existing and in good standing under the Laws of Nevada. Each of Borrowers is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Each of Borrowers has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. All outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Each of Borrowers is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

       4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by each of Borrowers and each Significant Subsidiary of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not and will not:

           (a)  Require any consent  or approval not heretofore
obtained of  any partner,   director,   stockholder,   security
holder or creditor of such Party;

           (b)  Violate or conflict with  any provision of such
Party's   charter,  articles  of incorporation or   bylaws,  as
applicable;

           (c)  Result  in or require the creation or imposition
of any Lien or Right of Others  upon  or  with  respect  to  any
Property   now   owned  or  leased or hereafter acquired by such
Party;

           (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3;

           (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and none of Borrowers or any Significant Subsidiary is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

       4.3 No Governmental Approvals Required. Except as set forth in Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrowers and the Significant Subsidiaries of the Loan Documents to which it is a Party. All authorizations from, or filings with, any Governmental Agency described in
Schedule 4.3 will be accomplished as of the Closing Date or such other date as is specified in Schedule 4.3.

        4.4   Subsidiaries.

             (a)   Schedule 4.4  hereto  correctly  sets forth the
     names,  form  of  legal  entity, number  of shares of capital
     stock issued  and    outstanding,  number of shares owned  by
     Borrowers   or  a Subsidiary of  Borrowers  (specifying  such
     owner) and jurisdictions of organization of all Subsidiaries of Parent (other than Borrowers) and specifies which thereof,
     as  of  the  Closing  Date,  are  Significant   Subsidiaries,
     Spin-Off Companies   and  Unrestricted  New Venture Entities.
     Except as described in Schedule 4.4 or Schedule 6.18, Borrowers do not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Unless
     otherwise indicated in Schedule 4.4, all of the   outstanding
     shares of capital stock, or all of the units of equity interest, as the case may be, of each Restricted Subsidiary are owned of record and beneficially by Parent, there are no
     outstanding   options,  warrants  or other rights to purchase
     capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, except for Permitted Encumbrances and Permitted Rights of Others.

             (b) Each Significant Subsidiary is a corporation duly formed, validly existing and in good standing under the Laws jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

             (c) Each Restricted Subsidiary is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifi-cations with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

       4.5 Financial Statements. Borrowers have furnished to the Banks (a) the audited consolidated financial statements of Parent and its Subsidiaries for the Fiscal Year ended December 31, 1993 and (b) the unaudited consolidating balance sheet and statement of operations of Parent and its Subsidiaries for the Fiscal Year ended December 31, 1993. The financial statements described in clause (a) fairly present in all material respects the financial condition, results of operations and changes in financial position, and the balance sheet and statement of operations described in clause (b) fairly present the financial condition and results of operations, of Parent and its Subsidiaries as of such dates and for such periods in conformity with Generally Accepted Accounting Principles, consistently applied.

       4.6 No Other Liabilities; No Material Adverse Changes. Borrowers and the Restricted Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the balance sheet described in
Section 4.5(b), other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since December 31, 1993, or, as of any date subsequent to the Closing Date, since the Closing Date.

       4.7 Title to Property. Borrowers and the Restricted Subsidiaries have valid title to the Property reflected in the balance sheet described in Section 4.5(b), other than items of Property which are immaterial to Borrowers and the Restricted Subsidiaries, taken as a whole, and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than Liens or Rights of Others described in Schedule 4.7 or permitted by
Section 6.9.

       4.8 Intangible Assets. Borrowers and the Restricted Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trade marks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrowers, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

       4.9 Public Utility Holding Company Act. Neither any of Borrowers nor any Restricted Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affil-iate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       4.10 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrowers or any of the Restricted Subsidiaries of less than $5,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrowers or any of the Restricted Subsidiaries and (d) matters set forth in Schedule 4.10, there are no actions, suits, pro-ceedings or investigations pending as to which Borrowers or any of the Restricted Subsidiaries have been served or have received notice or, to the best knowledge of Borrowers, threatened against or affecting Borrowers or any of the Restricted Sub-sidiaries or any Property of any of them before any Governmental Agency.

       4.11  Binding  Obligations.  Each  of the Loan Documents to
which any of Borrowers or the Significant Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

       4.12 No Default. No event has occurred and is continuing that is a Default or Event of Default.

       4.13   ERISA.

             (a)  With respect to each Pension Plan:

                 (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                 (ii) such Pension Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                 (iii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                 (iv) none of Borrowers nor any of their Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

             (b) None of Borrowers nor any of the Restricted Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

       4.14 Regulations G, T, U and X; Investment Company Act. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations G, T, U and X. Neither any of Borrowers nor any of the Restricted Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

       4.15 Disclosure. No written statement made by a Senior Officer to the Administrative Co-Agent or any Bank in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

       4.16 Tax Liability. Borrowers and the Restricted Subsid-iaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrowers or any of the Restricted Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and main-tained and (b) immaterial taxes so long as no material item or portion of Property of Borrowers or any of the Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

       4.17 Projections. As of the Closing Date, to the best know-ledge of Borrowers, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrowers, and the Projections are reasonably based on such assumptions. Nothing in this Section 4.17 shall be construed as a representation or covenant that the Projections in fact will be achieved.

       4.18    Hazardous   Materials.   Except   as   described   in
Schedule 4.18, (a) none of Borrowers nor any of the Restricted Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrowers, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect,
(c) no Real Property or any portion thereof is or has been utilized by Borrowers or any of the Restricted Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by
Borrowers or any of the Restricted Subsidiaries on any Real Property, or transported to or from such Real Property by Borrowers or any of the Restricted Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

       4.19   Developed  Properties.   As  of  the Closing Date, the
facilities described on Schedule 4.19 comprise all of the Developed Property owned by Borrowers and the Restricted Subsidiaries.

       4.20   Gaming  Laws.   Each  of  Borrowers and the Restricted
Subsidiaries  is   in  compliance  in all material respects with all
Gaming Laws that are applicable to it.

       4.21 Security Interests. Upon the execution and delivery of the Security Agreement, the Security Agreement will create a valid first priority security interest in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others and matters disclosed in Schedule 4.7 and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in the Property to which Division 9 of the Uniform Commercial Code does not apply) and all action necessary to perfect the security interests so created, other than filing of the UCC-1 financing statements delivered to the Administrative Co-Agent pursuant to Section 8.1 with the appropriate Governmental Agency have been taken and com-pleted. Upon the execution and delivery of the Pledge Agreement (Gaming), the Pledge Agreement (Gaming) will create a valid first priority security interest in the Pledged Collateral (Gaming) and upon delivery of the Pledged Collateral (Gaming) to the Administra-tive Co-Agent (or its designee) in the State of Nevada all action necessary to perfect the security interest so created has been taken and completed. Upon the execution and delivery of the Pledge Agreement (Non-Gaming), the Pledge Agreement (Non-Gaming) will create a valid first priority security interest in the Pledged Collateral (Non-Gaming) and upon delivery of the Pledged Collateral (Non-Gaming) to the Administrative Co-Agent (or its designee) all action necessary to perfect the security interest so created has been taken and completed. Upon the execution and delivery of the Deed of Trust, the Deed of Trust will create a valid Lien in the Collateral described therein securing the Obligations, other than those arising under Sections 4.18, 5.13 and 11.22, (subject only to Permitted Encumbrances, Permitted Rights of Others and matters described in Schedule 4.7), and all action necessary to perfect the Lien so created, other than recordation or filing thereof with the appropriate Governmental Agencies, will have been taken and completed.

                          Article 5
                    AFFIRMATIVE COVENANTS
                 (OTHER THAN INFORMATION AND
                   REPORTING REQUIREMENTS)
                   _______________________


           So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrowers shall, and shall cause each of the Restricted Subsidiaries to, unless the Administrative Co-Agent (with the written approval of the Requisite Banks) otherwise consents:

    5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respec-tive Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrowers and the Restricted Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material item or portion of Property of Borrowers or any of the Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

    5.2 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business, except where the failure to so preserve and maintain the existence of any Restricted Subsidiary and such authorizations would not constitute a Material Adverse Effect and except that a merger permitted by Section 6.4 shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

    5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective depreciable Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respec-tive Properties, except that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of Borrowers and the Restricted Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

    5.4 Maintenance of Insurance. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrowers and the
Restricted Subsidiaries operate and, in any event, such insurance as may be required under the Deed of Trust and the Mirage/TI Property Deed of Trust.

    5.5 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that Borrowers and the Restricted Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

    5.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as requested
(a) (but not so as to materially interfere with the business of Borrowers or any of the Restricted Subsidiaries or the performance by any officer of his or her responsibilities), permit the Administrative Co-Agent or any Bank, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Proper ties of, Borrowers and the Restricted Subsidiaries and to dis-cuss the affairs, finances and accounts of Borrowers and the Restricted Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Administrative Co-Agent or any Bank true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrowers and
(b) (but not so as to materially interfere with the business of any Unrestricted New Venture Entity or the performance by any officer of his or her responsibilities), permit any Co-Agent, or any authorized employee, agent or representative thereof, to visit and inspect the Properties of such Unrestricted New
Venture Entity and to discuss the affairs, finances and accounts of the Unrestricted New Venture Entity with any of its officers, key employees or accountants.

    5.7 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrowers or any of the Restricted Subsidiaries.

    5.8 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Bank or another Person, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

    5.9  Use   of   Proceeds.   Use  the  proceeds of Loans for
(a) retirement of all outstanding obligations under the Prior Syndicated Credit Facility, (b) the construction of either (but not both) the Dunes Project or the Other Gaming Project,
(c) the repurchase of the TI Mortgage Notes and/or the GNS Mortgage Notes, (d) the funding of New Ventures and/or
(e) working capital and general corporate purposes of Borrowers and the Restricted Subsidiaries.

    5.10 The Mirage/TI Property. Upon the payment or other retirement in full of the TI Mortgage Notes and the GNS Mortgage Notes, (a) execute the Mirage/TI Property Deed of Trust and deliver the same to the Administrative Co-Agent for recordation and filing with the appropriate Governmental Agencies and (b) provide the Administrative Co-Agent with
(i) an ALTA title insurance policy issued by the Title Company insuring the Lien of the Mirage/TI Property Deed of Trust (and amending or replacing the title insurance policy described in
Section 8.1(a)(13)) in the form set forth in Schedule 5.10, subject only to Permitted Encumbrances and the title exceptions set forth in Schedule 5.10, in an amount equal to the sum of the amount of the title insurance policy described in
Section 8.1(a)(13) (or any greater amount then in effect) plus the fair market value of the Mirage/TI Property as determined by the appraisals referred to below, but not in any event more than the then Commitment, (ii) such title re-insurance agreements from other title insurance companies as the Administrative Co-Agent may reasonably require, (iii) a current written appraisal of the Mirage/TI Property prepared by a qualified independent appraiser acceptable to the Requisite Banks complying in all respects with FIRREA, (iv) an ALTA survey of the Mirage/TI Property by a licensed surveyor acceptable to the Requisite Banks and (v) a written "Phase I" environmental report with respect to any Hazardous Materials on or under the Mirage/TI Property prepared by a qualified independent expert acceptable to the Requisite Banks.

    5.11  Other Future Collateral.  Upon  the  acquisition   by
Borrowers or any Restricted Subsidiary of (a) any capital stock of (i) a new Subsidiary (other than a Spin-Off Company), (ii) a New Venture Investor or (iii) a corporation or business entity which is the subject of an Investment described in Section
6.18(k) or  6.18(l)   where  the  amount  of  the Investment of
Borrowers   and   the   Restricted   Subsidiaries   therein  is
$15,000,000 or more, deliver the certificates evidencing such capital stock in pledge to the Administrative Co-Agent pursuant
to   the  Pledge   Agreement  (Gaming)  or   Pledge   Agreement
(Non-Gaming), as the case may be, (b) any fee simple interest in real Property with a fair market value of $5,000,000 or more, execute and deliver to the Administrative Co-Agent a deed of trust or mortgage (which shall be substantially in the form of the Deed of Trust) that creates a Lien on such real Property securing the Obligations subject in priority only to
Permitted   Encumbrances   and  Liens  existing  on  such  real
Property  prior  to  such   acquisition  (and   not   done   in
contemplation thereof) and (c)   any  vessel  or  vehicle  with
a fair market value of $1,000,000 or more, execute and deliver to the Administrative Co-Agent such Collateral Documents as are appropriate therefor as requested by the Administrative Co-Agent that creates a Lien thereon securing the Obligations
subject in priority only to Permitted Encumbrances   and  Liens
existing  thereon  prior   to such acquisition (and not done in
contemplation thereof); provided, however, that the foregoing shall be subject to any applicable provision in the Mirage/TI First Mortgage Documents that prohibits further Liens on
Property  located  on  or   used exclusively in connection with
the Mirage/TI Property.

    5.12 New Significant Subsidiaries. Cause each of its Restricted Subsidiaries which hereafter becomes a Significant Subsidiary to execute and deliver to the Administrative Co-Agent an instrument of joinder of the Subsidiary Guaranty and Security Agreement.

    5.13 Hazardous Materials Laws. Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Co-Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other govern mental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrowers relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of any of Borrowers of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

    5.14 Pledge Agreement (Gaming). If on the Closing Date the Administrative Co-Agent has waived the condition precedent set forth in Section 8.1(a)(7), file and diligently prosecute such applications as may be necessary to obtain the approvals of all relevant Gaming Boards for the execution and delivery by Borrowers of the Pledge Agreement (Gaming) and the pledge of the Pledged Collateral (Gaming).

    5.15 Water Permit Rights. Obtain (or confirm the obtaining of), as soon as reasonably practicable after the Closing Date, all necessary permits issuable by the State of Nevada with respect to the extraction of water from wells located on the Dunes Property, and promptly thereafter file such Collateral Documents with the Nevada State Engineer as may be necessary to perfect the security interest of the Banks with respect to such water permit rights.

                                Article 6
                           NEGATIVE COVENANTS
                           __________________

           So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, unless the Administrative Co-Agent (with the written approval of the Requisite Banks or, if required by Section 11.2, of all of the Banks) otherwise consents:

    6.1 Prepayment of Indebtedness. Pay any principal or interest on any Indebtedness of Borrowers or any of the Restricted Subsidiaries prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any Indebtedness of Borrowers or any of the Restricted Subsidiaries prior to the date when due, in each case if a Default or Event of Default then exists or would result therefrom;

provided, however, that this Section shall not apply to prohibit any prepayment to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such prepayment and
(ii) Borrowers have notified the Administrative Co-Agent in writing of the necessity to invoke this proviso at least ten
(10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

    6.2 Payment of Subordinated Obligations. Pay any (a) prin-cipal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem any Subordinated Obligation, if, giving effect thereto, the aggregate Restricted Payments would exceed the Restricted Payment Basket or
(b) scheduled interest on any Subordinated Obligation if a Default or Event of Default then exists or would result therefrom;

provided, however, that this Section shall not apply to prohibit any payment to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such payment and (ii) Borrowers have notified the Administrative Co-Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

    6.3  Disposition   of Property.   Make any Disposition   of
its Property, whether now owned or hereafter acquired, except:

        (a)  a   Disposition   consisting  of a spin-off of the
    Spin-Off Companies that Parent believes, based on advice of its income tax counsel, complies with Section 355 of the Code;

        (b) a Disposition consisting of the sale of all or a portion of the Dunes Property to a Person not an Affiliate of Borrowers, provided that (i) no Default or Event of Default then exists or would result therefrom and (ii) unless the provision to Section 2.8 applies, the Commitment is then reduced by the Special Commitment Reduction Amount;

        (c) a Disposition consisting of the contribution of up to 33% of the Dunes Property to a business entity in exchange for an equity interest in such business entity, provided that (i) no Default or Event of Default then exists or would result therefrom, (ii) the portion contributed does not include any Real Property fronting the intersection of Las Vegas Boulevard South and Flamingo Road, (iii) the aggregate direct and indirect equity owner-ship of Borrowers in such business entity is not less than 50%, (iv) not less than 25% of the business entity's total capitalization consists of equity and (v) Borrowers concurrently deliver (or cause to be delivered) the certificates evidencing such equity ownership in pledge to the Administrative Co-Agent pursuant to the Pledge Agree-ment (Gaming) or the Pledge Agreement (Non-Gaming), as applicable;

        (d) a Qualified New Venture Disposition if no Default or Event of Default then exists or would result therefrom;

        (e) an Involuntary Qualified New Venture Disposition (if a Default or Event of Default then exists or would result therefrom) if (i) the purchase price payable to the New Venture Investor is determined pursuant to a formula or procedure established substantially concurrently with the creation of the obligation of the New Venture Investor to sell, or the right of the other Person to purchase, the ownership interest in the New Venture Entity, (ii) the Net Cash Proceeds therefrom are paid to the Administrative Co-Agent promptly after receipt and applied to reduce the principal Indebtedness outstanding under the Committed Advance Notes (first, to Alternate Base Rate Loans and thereafter to Eurodollar Rate Loans, shortest Interest Periods first) and (iii) Borrowers expressly acknowledge in writing to the Administrative Co-Agent that further Advances (other than an Alternate Base Rate Advance with respect to an Alternate Base Rate Loan which, if made, would not increase the principal Indebtedness evidenced by the Committed Advance Notes) under this Agreement are conditioned, among other things, on the absence of a Default or Event of Default;

        (f)  a  Disposition of an Investment in an Unrestricted
    New  Venture Entity;

        (g)  a  Disposition  of  an Investment in a New Venture
    Entity (other than an Unrestricted New Venture Entity) that has at the time of the Disposition a fair market value of less than $5,000,000;

        (h)  a   Disposition  of  any  Investment described  in
    Section 6.18(a), 6.18(k) or 6.18(l);

        (i) a Disposition of aircraft and related assets by Golden Nugget Aviation Corp.;

        (j) a Disposition of Real Property located in the State
    of   New  Jersey  which  is owned by AC Holding Corp. or AC
    Holding  Corp. II on the Closing Date;

        (k)  a  Disposition of that portion of the Shadow Creek
    Property described in clause (b) or (c) of the definition of "Shadow Creek Property" in Section 1.1;

        (l)  a  Disposition of land and improvements comprising
    The  Mirage  Center, located at 3260 South Industrial Road,
    Las Vegas, Nevada, owned by Golden Nugget Finance Corp. on the Closing Date;

        (m) a Disposition of the residential property (including the land and improvements thereon) located at 904 Pinehurst
    Drive, Las  Vegas,  Nevada,  owned by Golden Nugget  Finance
    Corp. on the  Closing Date;

        (n) a Disposition of the land and improvements comprising the Hauser warehouse, located at 3549 South Industrial Road,
    Las Vegas, Nevada, owned by Mirage Laundry Services Corp. on the Closing Date;

        (o) a Disposition of an Investment in, or any or all of the assets of, a Restricted Subsidiary that is not a Signifi-cant Subsidiary; and

        (p) a Disposition of the employee parking lot located at 2104 Spring Mountain Road, Las Vegas, Nevada, jointly owned by the Company and TI on the Closing Date;

provided,   however,   that  this  Section  shall  not  apply  to
prohibit a Disposition to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such Disposition, (ii) Borrowers
have  notified  the Administrative   Co-Agent in writing  of  the
necessity to invoke this provision at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance and (iii) the Net Cash Proceeds from such Disposition are paid to the Administrative Co-Agent promptly after receipt and applied to reduce the principal outstanding under the Committed Advance Notes (first, to Alternate Base Rate Loans and thereafter to Eurodollar Rate Loans, shortest Interest
Periods first), and provided further that nothing in this Section shall apply to restrict the Disposition of any of the
equity  securities  of  any  Person   that  holds,   directly  or
indirectly  through a holding company or otherwise,   a   license
under  any  Gaming Law to the extent such restriction is unlawful
under   that    Gaming  Law,  and  provided  further   that   any
Disposition   permitted by this Section shall be free of the Lien
created  by    the  Collateral  Documents  and,  subject  to  any
conditions   and     procedures  set  forth  in  the   applicable
Collateral   Document, the Administrative Co-Agent shall  execute
such    releases  of  such  Lien  in  connection  with  any  such
Disposition  as  may be requested by Borrowers.

    6.4 Mergers. Merge or consolidate with or into any Person, except:

        (a) mergers and consolidations of a Subsidiary of any of Borrowers into Borrowers or a Restricted Subsidiary (with any of Borrowers or the Restricted Subsidiary as the surviving entity) or of Borrowers or Restricted Sub-sidiaries of Borrowers with each other, provided that Borrowers and each of such Subsidiaries have executed such amendments to the Loan Documents as the Administrative Co-Agent may reasonably determine are appropriate as a result of such merger; and (b) a merger or consolidation of Borrowers or any Restricted Subsidiary with any other Person, provided that (i) either (A) any of Borrowers or the Restricted Subsidiary is the surviving entity, or (B) the surviving entity is a corporation organized under the Laws of a State of the United States of America or the District of Columbia and, as of the date of such merger or consolidation, expressly assumes, by an appropriate instru-ment, the Obligations of Borrowers or the Restricted Subsidiary, as the case may be, (ii) giving effect thereto on a pro-forma basis, no Default or Event of Default exists or would result therefrom, and (iii) as a result thereof, no Change in Control has occurred.

    6.5 Hostile Acquisitions. Directly or indirectly use the proceeds of any Committed Loan in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity unless
(a) Borrowers shall have given each Bank five (5) Banking Days' prior notice of such acquisition and (b) either (i) no Bank shall have, within that period, notified Borrowers that it objects to the use of the proceeds of such Committed Loans for that purpose and that the corporation or business entity which is the subject of that acquisition either (A) employs an officer who is a director of that Bank (or any of its Affiliates) or (B) has had a customer or business relationship with that Bank (or any of its Affiliates) or (ii) any Bank which has so objected is no longer a party to this Agreement pursuant to Section 11.25.

    6.6 Distributions. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except (a) Distributions by Borrowers or any Restricted Subsidiary to any of Borrowers or any Restricted Subsidiary, (b) dividends payable solely in Common Stock or rights to purchase Common Stock, (c) a Distribution consisting of the spin-off of the Spin-Off Companies to the stockholders of Parent, (d) purchases by Parent of Common Stock owned by a current or former employee of Parent or any of its Subsidiaries (or the estate of such an employee) at a purchase price not in excess of the then current publicly-traded market price of the Common Stock, provided that the aggregate purchase price paid for all such Common Stock purchased in any Fiscal Year does not exceed $3,000,000, and (e) Distributions which, giving effect thereto, would not cause the aggregate Restricted Payments to exceed the Restricted Payment Basket; provided, however, that this Section shall not apply to prohibit a Distribution to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such Distribution and (ii) Borrowers have notified the Administrative Co-Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

    6.7    ERISA.   (a) At any time, permit any Pension Plan to:
(i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

    6.8 Change in Nature of Business. Make any material change in the nature of the business of Borrowers and the Restricted Subsidiaries, taken as a whole; provided that the acquisition of an ownership interest in one or more New Ventures shall not be construed to violate this covenant.

    6.9 Liens, Negative Pledges and Rights of Others. Create, incur, assume or suffer to exist any Lien, Negative Pledge or Right of Others of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

        (a)  Permitted   Encumbrances  and Permitted  Rights  of
    Others;

        (b)  Liens and Negative Pledges under the Loan Documents;

        (c) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7 and any renewals/ extensions or amendments thereof; provided that the obligations secured or benefited thereby are not increased;

         (d) Rights of Others existing on the Closing Date and disclosed in Schedule 4.7;

         (e) Rights of Others consisting of joint holdings of an ownership interest in a New Venture Entity or consisting of obligations of Borrowers or the Restricted Subsidiaries to sell, or rights of other Persons to purchase, the ownership interests of Borrowers and the Restricted Subsidiaries in a New Venture Entity, which obligations or rights were created substantially concurrently with the acquisition of such ownership interest in the New Venture Entity;

        (f) any Lien, Negative Pledge or Right of Others on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any of Borrowers or any Restricted Subsidiary that holds, directly or indirectly through a holding company or otherwise, a license under any Gaming Law of the State of Nevada; provided that this clause (f) shall apply only so long as the Gaming Laws of the State of Nevada provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (f) shall be of no further effect; and provided further that if at any time Borrowers create or suffer to exist a Lien or Negative Pledge covering such securities in favor of the holder of any other Indebtedness, it will (subject to any approval required under the Gaming Laws of the State of Nevada) concurrently grant a pari-passu Lien or Negative Pledge likewise covering such securities in favor of the Administrative Co-Agent for the benefit of the Banks;

        (g) Liens on Property acquired by Borrowers or any of the Restricted Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

        (h) Liens securing Indebtedness permitted by Section 6.10(d) or 6.10(e) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness;

        (i) any Lien, Negative Pledge or Right of Others created by an agreement or instrument entered into by Borrowers or a Restricted Subsidiary in the ordinary course of its business which consists of a restriction on the assignability, trans-fer or hypothecation of such agreement or instrument; and

        (j)  Liens,   Negative  Pledges  and  Rights of Others not
     described above on Property having in the aggregate a fair market value of not more than $2,000,000;

provided, that this Section shall not apply to prohibit the creation of a Lien, Negative Pledge or Right of Others to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by creation of the Lien, Negative Pledge or Right of Others and
(ii) Borrowers have notified the Administrative Co-Agent in writing of the necessity to invoke this provison at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

    6.10 Indebtedness and Guaranty Obligations. Create, incur or assume any Indebtedness or Guaranty Obligation except:

        (a) Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in Schedule 6.10, and renewals, extensions or amendments that do not increase the amount thereof;

        (b)  Indebtedness  and Guaranty Obligations under the Loan
     Documents;

        (c)  Indebtedness   owed  to  any  of Borrowers or any Re-
     stricted Subsidiary;

        (d) Indebtedness secured solely by aircraft; provided that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $40,000,000 (and does not, in any event, when added to the Indebtedness permitted by Section 6.10(e), exceed $70,000,000);

        (e) Indebtedness consisting of Capital Leases, or otherwise incurred to finance the purchase or construction of capital assets other than aircraft (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness, provided that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $40,000,000 (and does not, in any event, when added to the Indebtedness permitted by Section 6.10(d), exceed $70,000,000);

        (f) Indebtedness consisting of readily marketable commercial paper of Parent; provided, that (i) the Senior Debt Rating, as of the date of issuance thereof, is BBB-/Baa3 or higher and
     (ii) the sum of (A) the aggregate principal amount thereof, plus
     (B) the aggregate principal amount outstanding under the Notes, plus (C) the Aggregate Effective Amount of all outstanding Letters of Credit, plus (D) the Swing Line Outstandings does not at any time exceed the then applicable Commitment;

        (g) Indebtedness consisting of one or more Swap Agreements; provided, that the aggregate notional amount of Indebtedness covered by all Secured Swap Agreements shall not exceed $250,000,000;

        (h) Indebtedness that (i) is subordinated to the Obligations pursuant to subordination provisions at least as favorable to the Banks as those contained in the Existing Subordinated Debt or which are approved by the Requisite Banks, (ii) has no principal payment due, and no sinking fund payment requirement, prior to the date that is one (1) year after the Maturity Date,
     (iii) to the extent subject to any covenants, the Requisite Banks have determined such covenants are less restrictive on Borrowers than those contained in this Agreement and (iv) is subject to representations, warranties, events of default and other provisions which are determined by the Requisite Banks to be reasonably (from the standpoint of a senior lender) acceptable;

        (i) Guaranty Obligations (including Completion Guaranties) in support of the obligations of other Persons that do not exceed in the aggregate at any time $100,000,000, provided that the obligations under such Guaranty Obligations are subordinated in right of payment to the Obligations; and

        (j) Indebtedness not described above that does not exceed in the aggregate $5,000,000 outstanding at any time.

    6.11 Transactions with Affiliates. Enter into any trans-action of any kind with any Affiliate of Borrowers other than
(a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Parent and expressly authorized by a resolution of the board of directors of Parent which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among Borrowers and the Restricted Subsidiaries, (d) transactions reasonably required in connection with the spin-off of the Spin-Off Companies that do not violate Section 6.21 and (e) transactions on overall terms at least as favorable to Borrowers or the Restricted Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

    6.12 Tangible Net Worth. Permit Tangible Net Worth, as of the last day of any Fiscal Quarter ending after the Closing Date, to be less than the sum of (a) $648,500,000 plus (b) an amount equal to 75% of the sum of (i) Net Income earned in each Fiscal Quarter ending after March 31, 1994 (with no deduction for a net loss in any such Fiscal Quarter) plus (ii) the aggregate Adjustment Amounts recorded for such Fiscal Quarters, plus (c) an amount equal to 50% of the aggregate increases in Stockholders' Equity of Parent and the Restricted Sub-sidiaries after the Closing Date by reason of the issuance and sale of capital stock of Parent (including upon any conversion of debt securities of Parent into such capital stock);
provided, however, that upon satisfaction of the Stage I Reduction Test, the percentage set forth in clause (b) shall thereafter be 50% and the percentage set forth in clause (c) shall thereafter be 0%.

    6.13 Interest Charge Coverage. Permit Interest Charge Coverage, as of the last day of any Fiscal Quarter ending after the Closing Date, to be less than the ratio set forth below opposite such Fiscal Quarter or the period during which such Fiscal Quarter ends:

                Period                          Ratio
                ______                          _____

    Closing Date through March 31, 1995      2.25 to 1.00

    June 30, 1995                            2.50 to 1.00

    September 30, 1995                       2.75 to 1.00

    December 31, 1995 and thereafter         3.00 to 1.00;

provided, however, that (a) if the Project Commencement Date occurs on or before June 30, 1995, the required minimum ratio shall continue to be 2.25 to 1.00 through the last day of the second full Fiscal Quarter after the Dunes Project or Other Gaming Project opens for business, and the required minimum ratio shall be 3.00 to 1.00 for the next following Fiscal
Quarter and each Fiscal Quarter thereafter and (b) notwith-standing clause (a), if the Project Key Date does not occur on or before December 31, 1995, the required minimum ratio shall be 3.00 to 1.00 for the Fiscal Quarter ending December 31, 1995 and each Fiscal Quarter thereafter.

    6.14 Leverage Ratio. Permit the Leverage Ratio, as of the last day of any Fiscal Quarter ending after the Closing Date, to be greater than 3.00 to 1.00; provided, however, that (a) if the Project Commencement Date occurs on or before June 30, 1995, the maximum permitted ratios as of the last day of the Fiscal Quarters described below shall be as follows:

          Fiscal Quarter Following
          Project Commencement Date              Ratio
          _________________________              _____

          Fifth                              3.25 to 1.00
          Sixth through Eighth               3.50 to 1.00
          Ninth                              3.25 to 1.00
          Tenth and thereafter               3.00 to 1.00;

and (b) notwithstanding clause (a), if the Project Key Date does not occur on or before December 31, 1995, the maximum permitted ratio shall be 3.00 to 1.00 for the Fiscal Quarter ending December 31, 1995 and each Fiscal Quarter thereafter.

    6.15 Capital Expenditures. Make, or become legally obli-gated to make, any Capital Expenditure if to do so would result in the aggregate Capital Expenditures made in that Fiscal Year exceeding (i) in the case of the Fiscal Year ending
December 31, 1994, $35,000,000, (ii) in any other Fiscal Year, if the Dunes Project or Other Gaming Project is not open for business at any time during such Fiscal Year, $35,000,000 or (iii) in any other Fiscal Year, if the Dunes Project or Other Gaming Project is open for business at any time during such Fiscal Year, $55,000,000, except:

        (a) Capital Expenditures not in excess of $650,000,000 to develop and construct the Dunes Project, provided that (A) the Project Commencement Date therefore occurs no later than June 30, 1995 and (B) the Project Key Date therefor occurs no later than December 31, 1995 (it being understood, if the Project Commencement Date for the Dunes Project occurs later than June 30, 1995 or the Project Key Date for the Dunes Project occurs later than December 31, 1995, that further Capital Expenditures with respect to the Dunes Project will not be permitted);

        (b) Capital Expenditures not in excess of $45,000,000 and made after January 1, 1994 and prior to December 31, 1995, for improvements to The Mirage currently in progress or planned;

        (c) Capital Expenditures not in excess of $25,000,000 and made after January 1, 1994 and prior to December 31, 1994 for the completion, reconfiguration or improvement of Treasure Island;

        (d)  Capital   Expenditures  to   the extent   financed   by
    Indebtedness permitted under Section 6.10(d) or 6.10(e); and

        (e)  New  Venture Capital Expenditures permitted by  Section
     6.16;

provided,  however, that (A) Borrowers may exceed  any  of  the amounts set forth in clauses (a), (b) or (c) above if the overage amount is treated as a Capital Expenditure subject to clause (i), (ii) or (iii) of this Section (as applicable) and, giving effect thereto, the limitations therein set forth are not exceeded and (B) if, in any Fiscal Year, Capital Expenditures made by Borrowers and the Restricted Subsidiaries (other than those described in clauses (a), (b), (c), (d) or (e) above) are less than the maximum amount permitted for such Fiscal Year under clauses (i), (ii) or (iii) above, then such unused portion of such amount shall be carried over and added to the maximum amount permitted for the immediately following Fiscal Year under clause (ii) or (iii) above.

  6.16   New Venture Capital Expenditures.  With respect to New
Venture Capital Expenditures:

        (a) Make, or enter into any legally binding commitment to make, any New Venture Capital Expenditure if, giving effect thereto, the aggregate New Venture Capital Expenditures and New Venture Investments made by Borrowers and the Restricted Subsidiaries subsequent to the Closing Date would exceed the New Venture Basket;

        (b) Make, or enter into any legally binding commitment to make, any New Venture Capital Expenditure if the aggregate New Venture Capital Expenditures and New Venture Investments (other than for the Dunes Project) reasonably anticipated with respect to the related New Venture (or, in the case of an addition to or improvement of a Developed Property, with respect to such addition or improvement) will exceed $150,000,000 without first obtaining the written consent of the Majority Banks;

        (c) If the Dunes Project or the Other Gaming Project has been commenced, make or enter into any legally binding commitment to make, any New Venture Capital Expenditure without first obtaining the written consent of the Majority Banks, except (i) with respect to one (1) New Venture as to which the reasonably anticipated aggregate New Venture Capital Expenditures and New Venture Investments will not exceed $100,000,000 and (ii) with respect to any New Venture as to which the reasonably anticipated aggregate New Venture Capital Expenditures and New Venture Invest-ments will not exceed $50,000,000; or

        (d)  Make,   or   enter   into   any    legally   binding
     commitment to make, any New Venture Capital Expenditure if a Default or Event of Default then exists or would result therefrom.

    6.17  New  Venture  Investments.  With respect to New Venture
Investments:

        (a) Make, or enter into any legally binding commitment to make, any New Venture Investment if, giving effect thereto, the aggregate New Venture Capital Expendi-tures and New Venture Investments made by Borrowers and the Restricted Subsidiaries subsequent to the Closing Date would exceed the New Venture Basket;

        (b) Make, or enter into any legally binding commitment to make, any New Venture Investment (other than for the Dunes Project) if the aggregate New Venture Capital Expenditures and New Venture Investments reasonably anticipated with respect to the related New Venture (or, in the case of an addition to or improvement of a Developed Property, with respect to such addition or improvement) will exceed $150,000,000 without first obtaining the written consent of the Majority Banks;

       (c) If the Dunes Project or the Other Gaming Project has been commenced, make or enter into any legally binding commitment to make, any New Venture Investment without first obtaining the written consent of the Majority Banks, except
     (i) with respect to one (1) New Venture as to which the reasonably anticipated aggregate New Venture Capital Expenditures and New Venture Investments will not exceed $100,000,000 and (ii) with respect to any New Venture as to which the reasonably anticipated aggregate New Venture Capital Expenditures and New Venture Investments will not exceed $50,000,000;

        (d)          Make,   or  enter  into  any  legally   binding
     commitment to make, any New Venture Investment if a Default or Event of Default then exists or would result therefrom; or

        (e) Make any New Venture Investment in an Unrestricted New Venture Entity if, giving effect thereto, the aggregate New Venture Investments in all Unrestricted New Venture Entities made subsequent to the Closing Date would exceed (i) so long as the Senior Debt Rating is below BBB- /Baa3, the lesser of (A) an amount equal to thirty percent (30%) of the New Venture Basket or (B) $120,000,000 or
     (ii) so long as the Senior Debt Rating is BBB-/Baa3 or higher, an amount equal to thirty percent (30%) of the New Venture Basket.

    6.18 Investments. Make or suffer to exist any Investment, other than:

        (a) Investments (other than in Subsidiaries of Parent) in existence on the Closing Date and disclosed on
     Schedule 6.18;

        (b)          Investments   consisting  of  Cash   and   Cash
     Equivalents;

        (c) Investments consisting of advances to officers, directors and employees of Borrowers and the Restricted
     Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

        (d) Investments of Borrowers in any of Borrowers or any Subsidiary of Parent and Investments of any Restricted Subsidiary in any of Borrowers or another Subsidiary of Parent; provided that any Investment in a Spin-Off Company made after the Closing Date shall be subject to Section 6.21;

        (e) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrowers and the Restricted Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

        (f) Investments received in connection with the settlement of a bona fide dispute with another Person;

        (g) Investments representing all or a portion of the sales price of Property sold or services provided to another Person;

        (h)          New    Venture   Investments   permitted    by
     Section 6.17;

        (i) Investments resulting from the acquisition by Borrowers or any of the Restricted Subsidiaries of all or a portion of another Person's ownership interest in a New Venture Entity pursuant to an obligation or right of such Person to sell, or an obligation or right of Borrowers or any of its Restricted Subsidiaries to purchase, such ownership interest, which obligation or right was created substantially concurrently with the acquisition of such ownership interest in the New Venture Entity;

        (j) Investments consisting of Guaranty Obligations permitted by Section 6.10;

        (k) Investments not described above that do not exceed $23,000,000 in the aggregate at any time; provided that
     (i) no more than $5,000,000 of such Investments shall consist of securities or instruments not readily marketable on or in an established exchange or market and (ii) no more than $15,000,000 of such Investments shall consist of equity securities or debt securities rated, on the date of the Investment, lower than BBB- by Standard & Poor's Corporation and lower than Baa3 by Moody's Investors Service, Inc. or that are not rated by such rating agencies; and

        (l)          Investments   of   the   types   permitted   by
     Section 6.18(k) in excess of $23,000,000 in the aggregate or in excess of either of the dollar sublimits set forth in subclause (i) or (ii) thereof if, giving effect thereto, the aggregate Restricted Payments would not exceed the Restricted Payment Basket.

    6.19 Subsidiary Indebtedness. Permit (whether or not otherwise permitted under Section 6.10) any Significant Subsidiary to create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligation, except (a) Indebtedness and Guaranty Obligations in existence on the Closing Date,
(b) the Subsidiary Guaranty, (c) Indebtedness owed to any of Borrowers or another Restricted Subsidiary, (d) Capital Lease and purchase money obligations of a Restricted Subsidiary in respect of Property used by that Subsidiary, (e) Indebtedness permitted under Section 6.10(d), and (f) other Indebtedness incurred in the ordinary course of business not in excess, with respect to any Significant Subsidiary, of $500,000.

    6.20   Significant   Subsidiaries.   Permit  any Restricted
Subsidiary  that  is,  as of the Closing  Date,  a  Significant
Subsidiary to cease being a Restricted Subsidiary, except pursuant to a Disposition permitted by Section 6.3.

    6.21 The Spin-Off Companies. Make any Investment in, transfer any asset to, or engage in any transaction with, the Spin-Off Companies prior to the spin-off of the Spin-Off Companies to the stockholders of Parent except in compliance with Section 6.11(e) or as set forth or described in Schedule 6.21.

                         Article 7
            INFORMATION AND REPORTING REQUIREMENTS
            ______________________________________


     7.1 Financial and Business Information. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrowers shall, unless the Administrative Co-Agent (with the written approval of the Requisite Banks) otherwise consents, at Borrowers' sole expense, deliver to the Administrative Co-Agent for distribution by it to the Banks one (1) copy (or, in the case of any document which is professionally printed and bound, a sufficient number of copies for all of the Banks) of the following:

             (a) As soon as practicable, and in any event by the fifteenth Banking Day in the next following month, an operating revenue report for the preceding calendar month for each of The Mirage and Treasure Island (and, after its completion, the Dunes
     Project or the Other Gaming Project, as applicable), in a form reasonably acceptable to the Administrative Co-Agent;

             (b) As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (other than the fourth
     Fiscal Quarter in any Fiscal Year), (i) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and (ii) the consolidating (in accordance with past consolidating practices of Parent) balance sheets and statements of operations as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Parent as fairly presenting the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with Generally Accepted
     Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

             (c) As soon as practicable, and in any event within 60 days after the end of the fourth Fiscal Quarter in each Fiscal Year, a Certificate of a Responsible Official setting forth the Annualized Funded Debt Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Parent and its Subsidiaries for such Fiscal Quarter;

             (d) As soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, stockholders' equity and cash flows, in each case of Parent and its Subsidiaries for such Fiscal Year and (ii) consolidating
     (in accordance with past consolidating practices of Parent) balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail.
     Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of independent public accountants of recognized standing selected by Parent and reasonably satisfactory to the Requisite Banks, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Banks in their good faith business judgment to be adverse to the interests of the Banks. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Parent's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.12 through 6.14, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Parent in the manner prescribed by this Agreement;

             (e) As soon as practicable, and in any event within 75 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal
     Year for the next four succeeding Fiscal Years, including for the first such Fiscal Year, projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows, of Parent and its Subsidiaries, all in reasonable detail;

             (f) Promptly after request by the Administrative Co-Agent or any Bank, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors
     (or the audit committee of the board of directors) of Borrowers by independent accountants in connection with the accounts or books of Parent or any of its Subsidiaries, or any audit of any of them;

             (g) As soon as practicable, and in any event within 45 days (or, in the case of the fourth Fiscal Quarter in each Fiscal
     Year, 90 days) after the end of each Fiscal Quarter, a written report, in form and detail reasonably acceptable to the Administrative Co-Agent, with respect to the status of each New Venture, including the amounts of New Venture Capital
     Expenditures and New Venture Investments made, and reasonably anticipated to be made, with respect thereto;

             (h) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the Securities and Exchange Commission under
     Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Banks pursuant to other provisions of this Section 7.1;

             (i) Promptly after the same are available, copies of the Nevada "Regulation 6.090 Report" and "6-A Report" and copies of any written communication to Borrowers or any of the Restricted Subsidiaries from any Gaming Board advising it of a violation of or non-compliance with any Gaming Law by Borrowers or any of the Restricted Subsidiaries;

             (j) Promptly after request by the Administrative Co-Agent or any Bank, copies of any other report or other document that was filed by Borrowers or any of the Restricted Subsidiaries with any Governmental Agency;

             (k) Promptly upon a Senior Officer becoming aware, and in any event within ten (10) Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension
     Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five
     (5) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrowers or any of the Restricted Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

             (l) As soon as practicable, and in any event within two (2) Banking Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrowers or any of its Restricted Subsidiaries are taking or propose to take with respect thereto;

             (m)  Promptly upon a Senior Officer becoming aware that
     (i) any Person has commenced a legal proceeding with respect to a claim against Borrowers or any of the Restricted Subsidiaries that is $5,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of Borrowers or any of the Restricted Subsidiaries, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrowers or any of the Restricted Subsidiaries under a contract that is not a credit agreement or material lease in excess of $5,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified Borrowers of its intent to strike Borrowers or any of the Restricted Subsidiaries on a date certain and such strike would involve more than 100 employees of Borrowers and the Restricted Subsidiaries, or (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrowers or any of the Restricted Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrowers or the Restricted Subsidiaries are taking or propose to take with respect thereto; and

             (n) Such other data and information as from time to time may be reasonably requested by the Administrative Co-Agent, any Bank (through the Administrative Co-Agent) or the Requisite
     Banks.

7.2 Compliance   Certificates.    So   long   as   any   Advance
remains unpaid, or any other Obligation remains unpaid or unper formed, or any portion of the Commitment remains outstanding, Borrowers shall, at Borrowers' sole expense, deliver to the Administrative Co-Agent for distribution by it to the Banks concurrently with the financial statements required pursuant to
Sections   7.1(b)  and  7.1(d),  one  (1)  original  Compliance
Certificate signed by a Senior Officer.

                           Article 8
                          CONDITIONS
                          __________


 8.1 Initial Advances, Etc.. The obligation of each Bank to make the initial Advance to be made by it, or the obligation of the Issuing Bank to issue the initial Letter of Credit (as applicable), is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

             (a) The Administrative Co-Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible
     Official of each party thereto, each dated as of the Closing
     Date and each in form and substance satisfactory to the Administrative Co-Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Co-Agent otherwise agrees or directs):

             (1) at least one (1) executed counterpart of this Agreement, together with arrangements satisfactory to the Administrative Co-Agent for additional executed counterparts, sufficient in number for distribution to the Banks and Borrowers;

             (2) Committed Advance Notes executed by Borrowers in favor of each Bank, each in a principal amount equal to that Bank's Pro Rata Share of the Commitment;

             (3) Competitive Advance Notes executed by Borrowers in favor of each Bank, each in the principal amount of $200,000,000;

             (4)    the Subsidiary Guaranty executed by each Significant
             Subsidiary;

             (5) the Security Agreement executed by Borrowers and each Significant Subsidiary;

             (6) such financing statements on Form UCC-1 executed by Borrowers and each Significant Subsidiary with respect to the Security Agreement as the Administrative Co-Agent may request;

             (7) the Pledge Agreement (Gaming) executed by Parent and the Company, together with the Pledged Collateral (Gaming) accompanied by appropriate stock powers endorsed in blank (provided, that to the extent that the requisite approval of any Gaming Board to the pledge of any of the Pledged Collateral (Gaming) has not yet been obtained, the Administrative Co-Agent may, in its discretion, waive delivery thereof pending receipt of such approval for a period of not more than 90 days);

             (8) the Pledge Agreement (Non-Gaming) executed by Borrowers and the Restricted Subsidiaries, together with the Pledged Collateral (Non-Gaming) and accompanied by appropriate stock powers endorsed in blank;

             (9)    the Deed of Trust executed by MRR and MHI;

             (10) with respect to Borrowers and each Significant Subsidiary, such documentation as the Administrative Co-Agent may require to establish the due organization, valid existence and good standing of Borrowers and each such Subsidiary, its qualification to engage in business in each material juris-diction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

             (11)   the Opinions of Counsel;

             (12) written appraisals by a qualified independent appraiser acceptable to the Administrative Co-Agent and complying in all respects with FIRREA of the Dunes Property that reflects a fair market value thereof of not less than $75,000,000 and of the Shadow Creek Property that reflects a fair market value thereof of not less than $30,000,000;

             (13) assurances from the Title Company that it is prepared to issue its ALTA lenders policy insuring the Lien of the Deed of Trust in an amount not less than the aggregate of the fair market values of the Dunes Property and the Shadow Creek Property as determined by the foregoing appraisals, subject only to such exceptions as are reasonably acceptable to the Administrative Co-Agent, with such assurances as the Administrative Co-Agent may reasonably require from title re-insurers acceptable to the Administrative Co-Agent;

             (14) the ALTA survey of the Dunes Property certified as of March 20, 1993 and the ALTA survey of the Shadow Creek Property certified as of May 18, 1994 prepared by licensed surveyors, together with a Certificate of a Senior Officer of Borrowers to the effect that no event or circumstance has occurred since March 20, 1993 and May 18, 1994, respectively, with respect to the Dunes Property or the Shadow Creek Property which would cause such surveys to be inaccurate in any respect that is materially adverse to the interests of the Banks;

             (15) the "Phase I/II" environmental report dated October 30, 1992 with respect to the Dunes Property and the "Phase I" environmental report dated May 27, 1992 with respect to the Shadow Creek Property, in each case prepared by Western Technologies, Inc., together with a Certificate of a Senior Officer of Borrowers to the effect that no event or circumstance has occurred since October 30, 1992 and May 27, 1992, respectively, with respect to the Shadow Creek Property or the Dunes Property that would cause such reports to be inaccurate in any respect that is materially adverse to the interests of the Banks;

             (16) a certificate of insurance issued by Borrowers' insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Deed of Trust, together with lenders' loss payable endorsements thereof on Form 438BFU or other form acceptable to the Administrative Co-Agent;

             (17) a Certificate of a Responsible Official certifying that the attached copy of the governing indenture for the Existing Subordinated Debt is a true copy;

             (18) such assurances as the Administrative Co-Agent deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws;

             (19) written evidence that the Prior Syndicated Credit Facility has been or will be concurrently terminated and all Liens securing such facility have been or will be concurrently released;

             (20) a Certificate of a Responsible Official signed by a Senior Officer of Parent setting forth the Annualized Funded Debt Ratio as of the last day of the most recently ended Fiscal Quarter and the Senior Debt Rating as of the Closing Date;

             (21) a Certificate of a Responsible Official signed by a Senior Officer of Parent certifying that the conditions specified in Sections 8.1(f) and 8.1(g) have been satisfied; and

             (22) such other assurances, certificates, documents, consents or opinions as the Administrative Co-Agent reasonably may require.

             (b) The arrangement fee payable pursuant to Section 3.2 shall have been paid.

             (c) The upfront fees payable pursuant to Section 3.3 shall have been paid.

             (d)  The agency fees payable on the Closing Date pursuant to
     Section 3.6 shall have been paid.

             (e) The reasonable costs and expenses of the Administrative Co-Agent in connection with the preparation of the Loan
     Documents payable pursuant to Section 11.3, and invoiced to Borrowers prior to the Closing Date, shall have been paid.

             (f) The representations and warranties of Borrowers contained in Article 4 shall be true and correct.

             (g) Borrowers and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance (or initial Letter of Credit, as applicable) no Default or Event of Default shall have occurred and be continuing.

             (h) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton, special counsel to the Administrative Co-Agent.

         8.2 Any Increasing Advance, Etc. The obligation of each Bank to make any Advance which would increase the principal amount outstanding under the Notes, and the obligation of the Issuing
Bank to issue a Letter of Credit, is subject to the following conditions precedent:

             (a) except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrowers and approved in writing by the Requisite Banks, the representations and warranties contained in Article 4 (other than Sections 4.4(a),
     4.6 (first sentence), 4.10, 4.17 and 4.19) shall be true and correct on and as of the date of the Advance as though made on that date;

             (b) other than matters described in Schedule 4.10 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrowers or any of the Restricted Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

             (c) the Administrative Co-Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of
     Section 2.1(b), if applicable) or the Issuing Bank shall have received a Request for Letter Credit, as the case may be, in compliance with Article 2; and

             (d) the Administrative Co-Agent shall have received, in form and substance satisfactory to the Administrative Co-Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Co-Agent or Requisite
     Banks reasonably may require.

   8.3 Any Advance. The obligation of each Bank to make any Advance (other than an Alternate Base Rate Advance with respect to an Alternate Base Rate Loan which, if made, would not increase the outstanding principal Indebtedness evidenced by the Notes) is subject to the conditions precedent that (a) the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4(b), 4.11, 4.12 (but only with respect to Events of Default) and 4.14 shall be true and correct in all material respects on the date of such Advance as though made on that date except as disclosed by Borrowers and approved in writing by the Requisite Banks, and (b) except as provided for in
Section 2.1(g), the Administrative Co-Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable).

                         Article 9
     EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
     ____________________________________________________


  9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall consti-tute an Event of Default:

             (a) Borrowers fail to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

             (b) Borrowers fail to pay any interest on any of the Notes, or any fees under Sections 3.4, 3.5 or 3.6, or any portion thereof, within five (5) Banking Days after the date when due;
     or fail to pay any other fee or amount payable to the Banks under any Loan Document, or any portion thereof, within five
     (5) Banking Days after demand therefor; or

             (c) Borrowers fail to comply with any of the covenants contained in Article 6; or

             (d) Borrowers fail to comply with Section 7.1(l) in any respect that is materially adverse to the interests of the Banks; or

             (e) Borrowers, any of the Significant Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within ten (10) Banking Days after the giving of notice by the Administrative Co-Agent on behalf of the Requisite Banks of such Default; or

             (f) Any representation or warranty of Borrowers or any of the Significant Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by Borrowers or such Significant Subsidiary pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Banks; or

             (g) Borrowers or any of the Restricted Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $5,000,000 or more, or any guaranty of present or future indebtedness for borrowed money of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money of $5,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

             (h) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right (other than by reason of a Change in Control) to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or

             (i) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action
     (or omission to act) of the Banks or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Banks, is materially adverse to the interests of the Banks; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

             (j) A final judgment against any of Borrowers or any of the Restricted Subsidiaries is entered for the payment of money in excess of $1,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty
     (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not  released, vacated or fully bonded within thirty  (30)
     calendar days after its issue or levy; or

             (k) Any of Borrowers or any of the Significant Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property;
     or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment con-tinues undischarged or unstayed for sixty (60) calendar days;
     or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

             (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan
     Document) under any other Loan Document; or

             (m) A final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations;
     or

             (n) Any Pension Plan maintained by Borrowers or any of its Restricted Subsidiaries is determined to have a material "accu-mulated funding deficiency" as that term is defined in
     Section  302 of ERISA and the result is a Material Adverse
     Effect; or

             (o) The occurrence of a License Revocation that continues for four (4) consecutive calendar days with respect to gaming operations at The Mirage, Treasure Island, the Dunes Project or any other gaming facility accounting for five percent (5%) or more of the consolidated gross revenues of Parent and the Restricted Subsidiaries.

   9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Co-Agent or the Banks provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

             (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in
     Section 9.1(k):

             (1) the Commitment to make Advances, the obligation of the Issuing Bank to issue Letters of Credit and all other obligations of the Administrative Co-Agent or the Banks and all rights of Borrowers and any other Parties under the Loan Documents shall be suspended without notice to or demand upon

             Borrowers, which are expressly waived by Borrowers, except that all of the Banks or the Requisite Banks (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Banks or Requisite Banks, as the case may be, to reinstate the Commitment and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Banks;

             (2) the Issuing Bank may, with the approval of the Administrative Co-Agent on behalf of the Requisite Banks, demand immediate payment by Borrowers of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

             (3) the Requisite Banks may request the Administrative Co-Agent to, and the Administrative Co-Agent thereupon shall, terminate the Commitment and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers.

             (b)  Upon the occurrence of any Event of Default described in
     Section 9.1(k):

             (1) the Commitment to make Advances, the obligation of the Issuing Bank to issue Letters of Credit and all other obligations of the Administrative Co-Agent or the Banks and all rights of Borrowers and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrowers, which are expressly waived by Borrowers, except that all the Banks may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the Commitment and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Banks;

             (2) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Bank without notice to or demand upon Borrowers, which are expressly waived by Borrower, to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

             (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers.

             (c) Upon the occurrence of any Event of Default, the Banks and the Administrative Co-Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrowers, which are expressly waived by Borrowers (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Banks) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrowers and any other Party and such other rights and remedies as are provided by Law or equity.

             (d) The order and manner in which the Banks' rights and remedies are to be exercised shall be determined by the Requisite Banks in their sole discretion, and all payments received by the Administrative Co-Agent and the Banks, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Co-Agent or by any Bank) of the Administrative Co-Agent and of the Banks, and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regard-less of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrowers' Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Administrative Co-Agent and the Banks, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Co-Agent or the

     Banks under the Loan Documents. Amounts due to a Bank under a Secured Swap Agreement shall be considered a principal amount for purposes of the preceding sentence. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or thereunder or at Law or in equity.

                         Article 10
                 THE ADMINISTRATIVE CO-AGENT
                 ___________________________

10.1 Appointment and Authorization. Subject to Section 10.8, each Bank hereby irrevocably appoints and authorizes the Administrative Co-Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Co-Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Co-Agent, thereto. This appointment and authorization is intended solely for the purpose of facili-tating the servicing of the Loans and does not constitute appointment of the Administrative Co-Agent as trustee for any Bank or as representative of any Bank for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Co-Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

10.2 Administrative Co-Agent and Affiliates. Bank of America National Trust and Savings Association (and each successor Administrative Co-Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Co-Agent, and the term "Bank" or "Banks" includes Bank of America National Trust and Savings Association in its individual capacity. Bank of
America National Trust and Savings Association (and each successor Administrative Co-Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrowers, any Subsidiary thereof, or any Affiliate of Borrowers or any Subsidiary thereof, as if it were not the Administrative Co-Agent and without any duty to account therefor to the Banks. Bank of America National Trust and Savings Association (and each successor Administrative Co-Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Co-Agent hereunder, or for any monies received by it in its capacity as a Bank hereunder. The Administrative Co-Agent shall not be deemed to hold a fiduciary relationship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Co-Agent.

10.3 Proportionate Interest in any Collateral. The Administrative Co-Agent, on behalf of all the Banks, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Co-Agent. Subject to the Administrative Co-Agent's and the Banks' rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the
Administrative Co-Agent or a Bank) and subject to the application of payments in accordance with Section 9.2(d), each Bank shall have an interest in the Banks' interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks.

10.4 Banks' Credit Decisions. Each Bank agrees that it has, independently and without reliance upon the Administrative Co-Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Administrative Co-Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of Borrowers and upon such other information as it has deemed appropriate, made its own inde-pendent credit analysis and decision to enter into this Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Administrative Co-Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Administrative Co-Agent or of any other Bank, continue to make its own independent credit analyses and deci-sions in acting or not acting under the Loan Documents.

10.5 Action by Administrative Co-Agent.

(a) Absent actual knowledge of the Administrative Co-Agent of the existence of a Default, the Administrative Co-Agent may assume that no Default has occurred and is continuing, unless the Administrative Co-Agent (or the Bank that is then the Administrative Co-Agent) has received notice from Borrowers stating the nature of the Default or has received notice from a Bank stating the nature of the Default and that such Bank considers the Default to have occurred and to be continuing.

(b) The Administrative Co-Agent has only those obligations under the Loan Documents as are expressly set forth therein.

(c)            Except for any obligation expressly set forth in
     the Loan Documents and as long as the Administrative Co-Agent may assume that no Event of Default has occurred and is continuing, the Administrative Co-Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Co-Agent shall be required to act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Co-Agent and all the Banks, provided that the Administrative Co-Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative
     Co-Agent,  in  substantial  risk  of  liability   to   the
     Administrative Co-Agent.

(d) If the Administrative Co-Agent has received a notice specified in clause (a), the Administrative Co-Agent shall immediately give notice thereof to the Banks and shall act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 11.2), provided that the Administrative Co-Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Co-Agent, in substantial risk of liability to the Administrative Co-Agent, and except that if the Requisite Banks (or all the Banks, if required under Section 11.2) fail, for five (5) Banking Days after the receipt of notice from the Administrative Co-Agent,
     to   instruct  the  Administrative  Co-Agent,   then   the
     Administrative Co-Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Banks.

(e)             The  Administrative  Co-Agent  shall  have   no
     liability to any Bank for acting, or not acting, as instructed by the Requisite Banks (or all the Banks, if required under Section 11.2), notwithstanding any other provision hereof.

10.6 Liability of Administrative Co-Agent. Neither the Administrative Co-Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Co-Agent and its directors, officers, agents, employees and attorneys:

(a) May treat the payee of any Note as the holder thereof until the Administrative Co-Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Co-Agent, signed by the payee, and may treat each Bank as the owner of that Bank's interest in the Obligations for all purposes of this Agreement until the Administrative Co-Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Co-Agent, signed by that Bank.

(b) May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrowers and/or their Subsidiaries or the Banks, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

(c) Shall not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

(d) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrowers or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Borrowers or their Subsidiaries.

(e) Will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral.

(f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

(g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrowers or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Bank under any Loan Document, including, without limitation, principal, interest, commitment fees, Advances and other amounts; provided that, promptly upon discovery of such an error in computation, the Administrative Co-Agent, the Banks and (to the extent applicable) Borrowers and/or their Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

10.7 Indemnification. Each Bank shall, ratably in accordance with its Pro Rata Share of the Commitment (if the Commitment is then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitment has then been terminated), indemnify and hold the Administrative Co-Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabili-ties, obligations, losses, damages, penalties, actions, judg-ments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Co-Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrowers to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Co-Agent thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Bank shall reimburse the Administrative Co-Agent upon demand for that Bank's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Co-Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrowers or any other Party is required by Section 11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 10.7 shall entitle the Administrative Co-Agent to recover any amount from the Banks if and to the extent that such amount has theretofore been recovered from Borrowers or any of their Subsidiaries. To the extent that the Administrative Co-Agent is later reimbursed such cost or expense by Borrowers or any of its Subsidiaries, it shall return the amounts paid to it by the Banks in respect of such cost or expense.

10.8 Successor Administrative Co-Agent. The Administrative Co-Agent may, and at the request of the Requisite Banks shall, resign as Administrative Co-Agent upon thirty (30) days' notice to the Banks and Borrowers. If the Administrative Co-Agent shall resign as Administrative Co-Agent under this Agreement, the Requisite Banks shall appoint from among the Banks a successor Administrative Co-Agent for the Banks, which successor administrative co-agent shall be approved by Borrowers (and such approval shall not be unreasonably withheld or delayed). If no successor administrative co-agent is appointed prior to the effective date of the resignation of the

Administrative Co-Agent, the Administrative Co-Agent may appoint, after consulting with the Banks and the Borrowers, a successor administrative co-agent from among the Banks. Upon the acceptance of its appointment as successor administrative co-agent hereunder, such successor administrative co-agent shall succeed to all the rights, powers and duties of the retiring Administrative Co-Agent and the term "Administrative Co-Agent" shall mean such successor administrative co-agent and the retiring Administrative Co-Agent's appointment, powers and duties as Administrative Co-Agent shall be terminated. After any retiring Administrative Co-Agent's resignation hereunder as Administrative Co-Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Co-Agent under this Agreement. If (a) the Administrative Co-Agent has not been paid its agency fees under
Section  3.6  or  has  not  been  reimbursed  for  any  expense reimbursable to it under Section 11.3, in either case for a period of at least one (1) year and (b) no successor administrative co-agent has accepted appointment as Administrative Co-Agent by the date which is thirty (30) days following a retiring Administrative Co-Agent's notice of resignation, the retiring Administrative Co-Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Co-Agent hereunder until such time, if any, as the Requisite Banks appoint a successor administrative co-agent as provided for above.

10.9 Foreclosure on Collateral. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Administrative Co-Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Banks in accordance with their Pro Rata Share of the Commitment and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Co-Agent in comparable syndicated credit facilities.

10.10   No Obligations of Borrowers.  Nothing contained in this
Article 10 shall be deemed to impose upon Borrowers any obligation in respect of the due and punctual performance by the Administrative Co-Agent of its obligations to the Banks under any provision of this Agreement, and Borrowers shall have no liability to the Administrative Co-Agent or any of the Banks in respect of any failure by the Administrative Co-Agent or any Bank to perform any of its obligations to the Administrative Co-Agent or the Banks under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrowers to the Administrative Co-Agent for the account of the Banks, Borrowers' obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Co-Agent in the manner provided by this Agreement.

                         Article 11
                        MISCELLANEOUS
                        _____________

11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Administrative Co-Agent and the Banks provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Co-Agent or any Bank in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Administrative Co-Agent and the Banks; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Co-Agent's or the Banks' rights to assert them in whole or in part in respect of any other Loan.

11.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrowers or any other Party therefrom, may in any event be effective unless in writing signed by the Requisite Banks (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrowers is a Party, signed by Borrowers and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Co-Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

(a) To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitment or the Pro Rata Share of any Bank or the amount of any commitment fee payable to any Bank, or any other fee or amount payable to any Bank under the Loan Documents or to waive an Event of Default consisting of the failure of Borrowers to pay when due principal, interest or any commitment fee;

(b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the term of the Commitment, or to release the Subsidiary Guaranty;

(c)             to   release  any  material  portion   of   the
     Collateral (except as otherwise expressly provided in any Loan
     Document);

(d) To amend the provisions of the definition of "Requisite Banks", "Majority Banks", Articles 8 or 9 or this
     Section 11.2 or to amend or waive Section 6.5; or

(e) To amend any provision of this Agreement that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Banks and the Administrative
Co-Agent.

11.3 Costs, Expenses and Taxes. Borrowers shall pay within five (5) Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Co-Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Loan
Documents (subject to the limitations set forth in a letter agreement between Parent and the Arranger entered into prior to the Closing Date) and any amendment thereto or waiver thereof. Borrowers shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Co-Agent and the Banks in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated costs of legal counsel employed by the Administrative Co-Agent or any Bank), independent public accountants and other outside experts retained by the Administrative Co-Agent or any Bank, whether or not such costs and expenses are incurred or suffered by the Administrative Co-Agent or any Bank in connection with or during the course of any bankruptcy or insolvency proceedings of any of Borrowers or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan
Document requested by Borrowers, the administrative costs of the Administrative Co-Agent reasonably attributable thereto.

Borrowers shall pay any and all documentary and other taxes, excluding, in the case of each Bank, the Administrative Co-Agent, each Co-Agent and each Eligible Assignee, and any Affiliate or Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Administrative Co-Agent and the Banks from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or fail-ure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Co-Agent or any Bank under this Section 11.3 shall bear interest from the second Banking Day following the date of demand for payment at the Default Rate.

11.4 Nature of Banks' Obligations. The obligations of the Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Co-Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture or other entity, either among themselves or with the Borrowers or any Affiliate of any of Borrowers. Each Bank's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Banks of their obligations to make initial Advances. A default by any Bank will not increase the Pro Rata Share of the Commitment attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so. The Administrative Co-Agent agrees that it will use its best efforts either to induce the other Banks to assume the obligations of a Bank in default or to obtain another Bank, reasonably satisfactory to Borrowers, to replace such a Bank in default.

11.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Co-Agent and each Bank, notwithstanding any investigation made by the Administrative Co-Agent or any Bank or on their behalf.

11.6 Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this
Section 11.6. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

11.7 Execution of Loan Documents. Unless the Administrative Co-Agent otherwise specifies with respect to any Loan Document,
(a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

11.8    Binding Effect; Assignment.

(a) This Agreement and the other Loan Documents to which Borrowers are a Party will be binding upon and inure to the benefit of Borrowers, the Administrative Co-Agent, each of the Banks, and their respective successors and assigns, except that, except as permitted in Section 6.4, Borrowers may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

(b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Commitment; provided that (i) such Eligible Assignee, if not then a Bank or an Affiliate of the assigning Bank, shall be approved by each of the Administrative Co-Agent and Borrowers (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Co-Agent as hereinbelow provided, (iii) except in the case of an assignment to an Affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall not assign a Pro Rata Share of the Commitment equivalent to less than $10,000,000, and (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Co-Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share of the Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. Borrowers agree that they shall execute and deliver (against delivery by the assigning Bank to Borrowers of its Notes) to such assignee Bank, Notes evidencing that assignee Bank's Pro Rata Share of the Commitment, and to the assigning Bank, Notes evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

(c)             By   executing  and  delivering  a   Commitment
     Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitment being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Co-Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Co-Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Co-Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

(d)            The  Administrative Co-Agent shall  maintain  at
     the Administrative Co-Agent's Office a copy of each Commitment Assignment and Acceptance delivered to it. After receipt of a completed Commitment Assignment and Acceptance executed by any Bank and an Eligible Assignee, and receipt of an assignment fee of $2,500 from such Eligible Assignee, the Administrative Co-Agent shall, promptly following the effective date thereof, provide to Borrowers and the Banks a revised Schedule 1.1 giving effect thereto.

(e)             Each   Bank   may  from  time  to  time   grant
     participations to one or more banks or other financial institutions (including another Bank) in a portion of its Pro Rata Share of the Commitment; provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged,
     (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
     (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.7, 3.8, 11.11 and 11.22 but only to the extent that the cost of such benefits to Borrowers does not exceed the cost which Borrowers would have incurred in respect of such Bank absent the participation, (iv) Borrowers, the Administrative Co-Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Bank's Pro Rata Share of the Commitment as it then exists and shall not restrict an increase in the Commitment, or in the granting Bank's Pro Rata Share of the Commitment, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such par-ticipation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date or any other date upon which any payment of money is due to the Banks, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Banks, (C) reduce the amount of any installment of principal due under the Notes, (D) change the definition of "Requisite Banks" or (E) release any material portion of the Collateral.

(f) Notwithstanding anything in this Section 11.8 to the contrary, the rights of the Banks to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws.

11.9 Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Co-Agent or any Bank (but in each case only with the consent of the Requisite Banks) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account main-tained with it by Borrowers and/or any Property of Borrowers in its possession against the Obligations.

11.10 Sharing of Setoffs. Each Bank severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrowers, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Bank, through any means, receives in payment of the Obligations held by that Bank, then, subject to applicable
Laws:   (a)  the Bank exercising the right of setoff,  banker's
lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or other wise is thereafter recovered from the purchasing Bank by Borrowers or any Person claiming through or succeeding to the rights of Borrowers, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to
the  extent of the recovery, but without interest.   Each  Bank
that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the
Obligations  purchased.   Borrowers expressly  consent  to  the
foregoing arrangements and agree that any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased.

11.11 Indemnity by Borrowers. Borrowers agree to indemnify, save and hold harmless the Administrative Co-Agent and each
Bank and their directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against:
(a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in
Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrowers, their Affiliates or any of their officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any

Loan, or the relationship of Borrowers and the Banks under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrowers, but the failure to so promptly notify Borrowers shall not affect Borrowers' obligations under this Section unless such failure materially prejudices Borrowers' right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrowers in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrowers to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrowers may be liable for payment of indemnity hereunder shall give Borrowers written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrowers' prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this
Section 11.11 against more than one Indemnitee, all such Indem-nitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing)
selected by the Indemnitees and reasonably acceptable to Borrowers; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reason ably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrowers, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Co-Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Co-Agent or a combination of the foregoing). Any obligation or liability of Borrowers to any Indemnitee under this
Section 11.11 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Banks.

11.12   Nonliability   of  the Banks.  Borrowers acknowledge and
agree that:

(a)              Any   inspections   of   any    Property   of
     Borrowers made by or through the Administrative Co-Agent or the Banks are for purposes of administration of the Loan only and Borrowers are not entitled to rely upon the same (whether or not such inspections are at the expense of Borrowers);

(b)            By  accepting or approving anything required  to
     be   observed,  performed,  fulfilled  or  given  to   the
     Administrative Co-Agent or the Banks pursuant to the Loan Docu-ments, neither the Administrative Co-Agent nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Co-Agent or the Banks;

(c) The relationship between Borrowers and the Administrative Co-Agent and the Banks is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Co-Agent nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrowers or their Affiliates; neither the Administrative Co-Agent nor the Banks shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrowers or their Affiliates, or to owe any fiduciary duty to Borrowers or their Affiliates; neither the Administrative Co-Agent nor the Banks undertake or assume any responsibility or duty to Borrowers or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrowers or their Affiliates of any matter in connec-tion with their Property or the operations of Borrowers or their Affiliates; Borrowers and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Co-Agent or the Banks in connection with such matters is solely for the protection of the Administrative Co-Agent and the Banks and neither Borrowers nor any other Person is entitled to rely thereon; and

(d) The Administrative Co-Agent and the Banks shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrowers and/or its Affiliates and Borrowers hereby indemnify and hold the Administrative Co-Agent and the Banks harmless from any such loss, damage, liability or claim.

11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrowers, the Administrative Co-Agent and the Banks in connection with the Loans, and is made for the sole benefit of Borrowers, the Administrative Co-Agent and the Banks, and the Administrative Co-Agent's and the Banks' successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

11.14    Confidentiality.  Each   Bank   agrees   to  hold  any
confidential information that it may receive from Borrowers pursuant to this Agreement in confidence, except for disclo-sure: (a) to other Banks; (b) to legal counsel and accountants for Borrowers or any Bank; (c) to other professional advisors to Borrowers or any Bank, provided that the recipient has accep-ted such information subject to a confidentiality agreement substantially similar to this Section 11.14; (d) to regulatory officials having jurisdiction over that Bank; (e) to any Gaming
Board  having  regulatory  jurisdiction  over  Parent  or   its
Subsidiaries, provided that each Bank agrees to use its best efforts to notify Borrowers of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process or in connection with any legal proceeding to which that Bank and any of Borrowers are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Note, provided that the recipient has accepted
such   information  subject  to  a  confidentiality   agreement
substantially similar to this Section 11.14.  For  purposes  of
the   foregoing,  "confidential  information"  shall  mean  any
information  respecting  Parent or its Subsidiaries  reasonably
considered   by  Borrowers  to  be  confidential,  other   than
(i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and (iii) information previously disclosed by Borrowers to any Person not associated
with   Borrowers   without  a  confidentiality   agreement   or
obligation substantially similar to this Section 11.14. Noth-ing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Co-Agent or the Banks to Borrowers.

11.15 Further Assurances. Borrowers and the Restricted Subsidiaries shall, at their expense and without expense to the Banks or the Administrative Co-Agent, do, execute and deliver such further acts and documents as any Bank or the Administrative Co-Agent from time to time reasonably requires for the assuring and confirming unto the Banks or the Administrative Co-Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

11.16 Integration. This Agreement, together with the other Loan Documents and the letter agreements referred to in Sections 3.2, 3.3, 3.5 and 11.3, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Co-Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.17 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada.

11.18 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

11.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other
Loan Documents for any other purpose.

11.20 Time of the Essence. Time is of the essence of the Loan Documents.

11.21 Foreign Banks and Participants. Each Bank, and each holder of a participation interest herein, that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrowers (with a copy to the Administrative Co-Agent), within twenty (20) days after the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrowers pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Person by the Borrowers pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrowers and the Administrative Co-Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Borrowers (with a copy to the Administrative Co-Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrowers and the Administrative Co-Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrowers pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrowers make any deduction or withholding for taxes from amounts payable to such Person.

11.22 Hazardous Material Indemnity. Each of Borrowers hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Co-Agent) the Administrative Co-Agent and each of the Banks and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Co-Agent or any Bank, and expenses to the extent that the defense of any such action has not been assumed by Borrowers), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrowers or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrowers or any predecessor in title or any employees, agents, contractors or subcon-tractors of Borrowers or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any
Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Administrative Co-Agent or the Banks. Borrowers hereby acknowledge and agree that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrowers under this Section (and under Sections 4.18 and 5.13) shall be unlimited corporate obligations of Borrowers and shall not be secured by any deed of trust on any Real Property.

11.23 Gaming Boards. The Administrative Co-Agent and each of the Banks agree to cooperate with all Gaming Boards in connec-tion with the administration of their regulatory jurisdiction over Borrowers and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Board relating to Parent or any of its Subsidiaries or to the Loan Documents.

11.24 Joint and Several. Each of Borrowers shall be obligated for all of the Obligations on a joint and several basis, notwithstanding which of Borrowers may have directly received the proceeds of any particular Loan or the benefit of a particular Letter of Credit. Each of Borrowers acknowledges and agrees that, for purposes of the Loan Documents, Borrowers constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement to all of Borrowers. Each of Borrowers waive all defenses arising under the Laws of suretyship, to the extent such Laws are applicable, in connection with its joint and several obligations under this Agreement. Without limiting the foregoing, each of Borrowers agrees to the Joint Borrower Provisions set forth in Exhibit O, incorporated by this reference.

11.25 Removal of a Bank. Borrowers shall have the right to remove a Bank as a party to this Agreement if such Bank objects (pursuant to Section 6.5(b)(i)) to the use of Committed Loans in connection with the acquisition by Borrowers of certain voting interests in a corporation or business entity under the circumstances described in Section 6.5. Upon notice from Borrowers, such Bank shall execute and deliver a Commitment Assignment and Acceptance covering that Bank's Pro Rata Share of the Commitment in favor of such Eligible Assignee as Borrowers may designate, subject to (a) payment in full by such Eligible Assignee of all principal, interest and fees owing to such Bank through the date of assignment and (b) delivery by such Eligible Assignee of such appropriate assurances and indemnities (which may include letters of credit) as such Bank may reasonably require with respect to its participation interest in any Letters of Credit then outstanding or any Swing Line Outstandings. Alternatively, Borrowers may reduce the Commitment pursuant to Section 2.6 (and, for this purpose, the numerical requirements of such Section shall not apply) by an amount equal to that Bank's Pro Rata Share of the Commitment, pay and provide to such Bank the amounts, assurances and indemnities described in (a) and (b) above and release such Bank from its Pro Rata Share of the Commitment.

11.26 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.27    Purported   Oral   Amendments.    BORROWERS  EXPRESSLY
ACKNOWLEDGE  THAT THIS AGREEMENT AND THE OTHER  LOAN  DOCUMENTS

MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWERS AGREE THAT THEY WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE CO-AGENT OR ANY BANK THAT DOES NOT COMPLY WITH
SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         MIRAGE RESORTS, INCORPORATED


                         By: DANIEL R. LEE
                             ___________________________________
                             Daniel R. Lee
                             Chief Financial Officer


                         THE MIRAGE CASINO-HOTEL


                         By: DANIEL R. LEE
                             ____________________________________
                             Daniel R. Lee
                             Assistant Treasurer


                         TREASURE ISLAND CORP.


                         By: DANIEL R. LEE
                             ____________________________________
                             Daniel R. Lee
                             Treasurer

                         MR REALTY


                         By: HENRY M. APPLEGATE III
                             ___________________________________
                             Henry M. Applegate III
                             Assistant Treasurer


                         MH, INC.


                         By: DANIEL R. LEE
                             ____________________________________
                             Daniel R. Lee
                             Treasurer


                         Address for all the foregoing:

                         Mirage Resorts, Incorporated
                         3400 Las Vegas Boulevard South
                         Las Vegas, Nevada 89109

                         Attn:  Daniel R. Lee
                                Chief Financial Officer and
                                Treasurer

                         Telecopier:  (702) 792-7628
                         Telephone:   (702) 791-7126


                         with a copy to:

                         Mirage Resorts, Incorporated
                         3400 Las Vegas Boulevard South
                         Las Vegas, Nevada  89109

                         Attn:  Bruce A. Levin, Esq.
                                General Counsel

                         Telecopier:  (702) 791-5787
                         Telephone:   (702) 791-7129

                         BANK  OF  AMERICA NATIONAL  TRUST  AND
                         SAVINGS ASSOCIATION, as Administrative
                         Co-Agent


                         By: L. CHENEVERT, JR.
                             ____________________________________
                             L. Chenevert, Jr.
                             Vice President

                             Address:

                             Bank  of  America National  Trust  and
                             Savings Association
                             Global Agency #5596
                             1455 Market Street, 13th Floor
                             San Francisco, California 94103

                             Attn: Peggy A. Fujimoto

                             Telecopier:  (415) 622-4894
                             Telephone:   (415) 622-4835


                             BANK  OF  AMERICA NATIONAL  TRUST  AND
                             SAVINGS ASSOCIATION, as a Bank


                             By: JON VARNELL
                                 ________________________________
                                 Jon Varnell
                                 Vice President

                             Address:

                             Bank  of  America National  Trust  and
                             Savings Association
                             555 South Flower Street, #3283
                             Los Angeles, California  90071

                             Attn:  Jon Varnell
                                    Vice President

                             Telecopier:  (213) 228-2641
                             Telephone:   (213) 228-6181

                             With a copy to:

                             Bank of America National Trust and
                             Savings Association
                             555 South Flower Street (LA-5777)
                             Los Angeles, California  90071

                             Attn:  William Newby
                                    Vice President

                             Telecopier:  (213) 228-3145
                             Telephone:   (213) 228-2438


                             BANKERS TRUST COMPANY, as Co-Agent and
                             a Bank


                             By: MARY KAY COYLE
                                 ________________________________
                                 Mary Kay Coyle
                                 Vice President

                             Address:

                             Bankers Trust Company
                             130 Liberty Street
                             New York, New York  10006

                             Attn:  Mary Kay Coyle
                                    Vice President

                             Telecopier:  (212) 250-7218
                             Telephone:   (212) 250-9094

                             THE  LONG-TERM CREDIT BANK OF JAPAN,
                             LTD., LOS ANGELES  AGENCY, as
                             Co-Agent and a Bank


                             By: MOTOKAZU UEMATSU
                                 ________________________________
                                 Motokazu Uematsu
                                 Deputy General Manager


                              Address:

                              The Long-Term Credit Bank of Japan,
                              Ltd., Los Angeles Agency
                              444 South Flower Street, Suite 3700
                              Los Angeles, California 90071

                              Attn:  Michael Yurkas
                                     Assistant Vice President

                              Telecopier:  (213) 622-6908
                              Telephone:   (213) 689-6321


                              SOCIETE GENERALE, as Co-Agent
                              and a Bank


                              By: DONALD L. SCHUBERT
                                  ________________________________
                                  Donald L. Schubert
                                  Vice President

                              Address:

                              Societe Generale
                              2029 Century Park East, Suite 2900
                              Los Angeles, California 90067

                              Attn:  Donald L. Schubert
                                     Jane van Brussel

                              Telecopier:  (310) 551-1537
                              Telephone:   (310) 788-7104
                                           (310) 788-7106

                              BANK OF SCOTLAND, as a Bank


                              By: CATHERINE M. ONIFFREY
                                  _______________________________
                                  Catherine M. Oniffrey
                                  Vice President


                              Address:

                              Bank of Scotland
                              380 Madison Avenue
                              New York, New York  10017

                              Attn: Catherine M. Oniffrey

                              Telecopier:  (212) 557-9460
                              Telephone:   (212) 490-8030



                              CREDIT LYONNAIS LOS ANGELES
                              BRANCH, as a Bank


                              By: THIERRY F. VINCENT
                                  _______________________________
                                  Thierry F. Vincent
                                  Vice President


                               Address:

                               Domestic Lending Office
                               _______________________

                               Credit Lyonnais Los Angeles Branch
                               515 S. Flower Street, 22nd Floor
                               Los Angeles, California 90071

                               Attn:  David L. Miller
                                      Vice President

                               Telecopier:  (213) 623-3437
                               Telephone:   (213) 362-5956

                               CREDIT LYONNAIS CAYMAN ISLAND
                               BRANCH, as a Bank


                               By: THIERRY F. VINCENT
                                    _____________________________
                                    Thierry F. Vincent
                                    Authorized Signatory


                               Address:

                               Eurodollar Lending Office
                               _________________________

                               Credit Lyonnais Cayman Island Branch
                               c/o Credit Lyonnais Los Angeles Branch
                               515 S. Flower Street, 22nd Floor
                               Los Angeles, California 90071

                               Attn:  David L. Miller
                                      Vice President

                               Telecopier:   (213) 623-3437
                               Telephone:    (213) 362-5956


                                FIRST INTERSTATE BANK OF NEVADA,
                                N.A., as a Bank


                                By: BRAD PETERSON
                                    ______________________________
                                    Brad Peterson
                                    Vice President

                                 Address:

                                 First Interstate Bank of Nevada, N.A.
                                 3800 Howard Hughes Parkway
                                 Las Vegas, Nevada 89109

                                 Attn:  Brad Peterson
                                        Vice President

                                 Telecopier:  (702) 791-6248
                                 Telephone:   (702) 791-6328

                                 BANK OF AMERICA NEVADA, as a Bank


                                 By: HERB STEEGE
                                     ____________________________
                                     Herb Steege
                                     Vice President

                                 Address:

                                 Bank of America Nevada
                                 Corporate Banking Department
                                 300 South Fourth Street, Suite 200
                                 Las Vegas, Nevada 89101

                                 Attn:  Herb Steege
                                        Vice President

                                 Telecopier:  (702) 654-7158
                                 Telephone:   (702) 654-7142



                                 THE FIRST NATIONAL BANK OF BOSTON, as
                                 a Bank


                                 By: STEPHEN A. DESALVO
                                     ____________________________
                                     Stephen A. DeSalvo
                                     Vice President

                                 Address:

                                 The First National Bank of Boston
                                 100 Federal Street (01-08-08)
                                 Boston, Massachusetts 02110

                                 Attn:  Stephen A. DeSalvo
                                        Vice President

                                 Telecopier:  (617) 434-3401
                                 Telephone:   (617) 434-2187

                                 FIRST SECURITY BANK OF UTAH,
                                 N.A., as a Bank


                                 By: DAVID P. WILLIAMS
                                     ____________________________
                                     David P. Williams
                                     Vice President

                                 Address:

                                 First Security Bank of Utah, N.A.
                                 15 East 100 South, 2nd Floor
                                 Salt Lake City, Utah 84111

                                 Attn:  David P. Williams
                                        Vice President

                                 Telecopier:  (801) 246-5532
                                 Telephone:   (801) 246-5540



                                 UNITED STATES NATIONAL BANK OF
                                 OREGON, as a Bank


                                 By: SCOTT J. BELL
                                     _____________________________
                                     Scott J. Bell
                                     Vice President

                                 Address:

                                 United States National Bank of Oregon
                                 National Corporate Banking Division
                                 111 S.W. Fifth (T-29)
                                 Portland, Oregon 97204

                                 Attn:  Scott J. Bell
                                        Vice President

                                 Telecopier:  (503) 275-5428
                                 Telephone:   (503) 275-6738

                                 THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                 LOS ANGELES AGENCY, as a Bank


                                 By: TOSHINARI IYODA
                                     _____________________________
                                     Toshinari Iyoda
                                     Senior Vice President

                                 Address:

                                 The Industrial Bank of Japan, Limited,
                                 Los Angeles Agency
                                 350 South Grand Avenue, Suite 1500
                                 Los Angeles, California 90071

                                Attn:  Lori Roth Schnadig
                                       Assistant Vice President

                                Telecopier:  (213) 488-9840
                                Telephone:   (213) 628-7241


                                MIDLANTIC NATIONAL BANK, as a Bank


                                By: DENISE D. KILLEN
                                    _____________________________
                                    Denise D. Killen
                                    Vice President

                                Address:

                                Midlantic National Bank
                                6000 Midlantic Drive
                                Mt. Laurel, N.J. 08054-6000

                                Attn:  Denise D. Killen
                                       Vice President

                                Telecopier:  (609) 778-2673
                                Telephone:   (609) 778-2683

                                THE NIPPON CREDIT BANK, LTD.,
                                LOS ANGELES AGENCY, as a Bank


                                By: BERNARDO E. CORREA-HENSCHKE
                                    _____________________________
                                    Bernardo E. Correa-Henschke
                                    Vice President & Manager

                                Address:

                                The Nippon Credit Bank, Ltd.,
                                Los Angeles Agency
                                550 South Hope Street, Suite 2500
                                Los Angeles, California 90071

                                Attn: Jay Schwartz
                                      Vice President

                                Telecopier:  (213) 892-0111
                                Telephone:   (213) 243-5722



                                THE SANWA BANK, LIMITED, LOS
                                ANGELES BRANCH, as a Bank


                                By: GILL S. REALON
                                    ______________________________
                                    Gill S. Realon
                                    Vice President

                                Address:

                                The Sanwa Bank, Limited
                                Los Angeles Branch
                                601 South Figueroa Street
                                Los Angeles, California 90017

                                Attn:  Gill S. Realon
                                       Vice President

                                Telecopier:  (213) 896-7475
                                Telephone:   (213) 896-7494

                                WESTDEUTSCHE  LANDESBANK  GIROZENTRALE,
                                NEW YORK AND CAYMAN ISLANDS BRANCHES, as a Bank


                                By: J.G. HILSGEN
                                    ______________________________
                                    J.G. Hilsgen
                                    Vice President

                                By: R. CECHURA
                                    ______________________________
                                    R. Cechura
                                    Associate


                                Address:

                                Westdeutsche Landesbank Girozentrale
                                New York Branch
                                1211 Avenue of the Americas
                                New York, New York 10036

                                Attn:  Loan Administration

                                Telecopier:  (212) 852-6300
                                Telephone:   (212) 852-6000

                                with a copy to:

                                Westdeutsche Landesbank Girozentrale,
                                Los Angeles
                                Representative Office
                                633 West Fifth Street, Suite 6750
                                Los Angeles, California  90071

                                Attn:  R.J. Cruz

                                Telecopier:  (213) 623-4706
                                Telephone:   (213) 623-1613

                                CONTINENTAL BANK, as a Bank


                                By: WYATT R. RITCHIE
                                    _____________________________
                                    Wyatt R. Ritchie
                                    Vice President

                                Address:

                                Continental Bank
                                231 S. LaSalle Street
                                Chicago, Illinois 60697

                                Attn:  Wyatt R. Ritchie
                                       Vice President

                                Telecopier:  (312) 765-2080
                                Telephone:   (312) 828-3617


                                GIROCREDIT BANK, as a Bank


                                By: JOHN REDDING
                                    ______________________________
                                    John Redding
                                    Vice President


                                By: DHUANE STEPHENS
                                    ______________________________
                                    Dhuane Stephens
                                    Vice President

                                Address:

                                Girocredit Bank
                                65 East 55th Street
                                New York, New York 10022

                                Attn:  John Redding
                                       Vice President

                                Telecopier:  (212) 644-0644
                                Telephone:   (212) 909-0624